As filed with the Securities and Exchange Commission on August 6, 2013

Registration No. 333-            and 333-            -01

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

THE LACLEDE GROUP, INC.	Missouri	74-2976504
LACLEDE GAS COMPANY	Missouri	43-0368139
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

MARK C. DARRELL or MARY C. KULLMAN

720 Olive Street

St. Louis, MO 63101

314-342-0500

(Names, address, including zip code, and telephone number, including area code, of agents for service and address, including zip code, and telephone number of registrants’ principal executive offices)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

	Large accelerated filer	Accelerated filer	Non-accelerated filer	Smaller reporting company
The Laclede Group, Inc.	☒	☐	☐	☐
Laclede Gas Company	☐	☐	☒	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)

The Laclede Group, Inc.:
Senior Debt Securities
Subordinated Debt Securities
Preferred Stock
Common Stock
Stock Purchase Contracts(3)
Stock Purchase Units(4)
Laclede Gas Company:
First Mortgage Bonds
Unsecured Debt Securities
Preferred Stock

Total

(1)	An unspecified aggregate initial offering amount or number of the securities of each identified class is being registered as may from time to time be offered by The Laclede Group, Inc. and Laclede Gas Company at unspecified prices, along with an indeterminate amount or number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, settlement, exchange or conversion of other securities or that are issued in units.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrants are deferring payment of all of the registration fee, except for $24,955 that Laclede Gas Company and The Laclede Group, Inc. are entitled to offset pursuant to Rule 457(p) for fees paid with respect to unsold securities having an aggregate initial offering price of $350,000,000 registered pursuant to Registration Statement No. 333-165974 filed by Laclede Gas Company on April 9, 2010. In connection with the securities offered hereby, except for the application of these previously-paid fees, the registrants will pay “pay-as-you-go registration fees” in accordance with Rule 456(b).
(3)	Each Stock Purchase Contract obligates The Laclede Group, Inc. to sell, and obligates the holder thereof to purchase, an indeterminate amount of shares of Preferred Stock or Common Stock of The Laclede Group, Inc. being registered hereby.
(4)	Each Stock Purchase Unit consists of a combination of a Stock Purchase Contract and Senior Debt Securities or Subordinated Debt Securities of The Laclede Group, Inc. or debt obligations of third parties, including United States Treasury securities.

Explanatory Note

This registration statement contains the following two separate prospectuses:

(1)	The first prospectus relates to offerings by The Laclede Group, Inc. of its senior debt securities, subordinated debt securities, preferred stock, common stock, stock purchase contracts and stock purchase units; and

(2)	The second prospectus relates to offerings by Laclede Gas Company of its first mortgage bonds, unsecured debt securities and preferred stock.

Each offering of securities made under this registration statement will be made pursuant to one of these prospectuses, with the specific terms of the securities offered thereby set forth in an accompanying prospectus supplement.

Additionally, this combined registration statement is separately filed by The Laclede Group, Inc. and Laclede Gas Company. The registration statement of each of the respective registrants consists of the prospectus of such registrant (including the documents incorporated therein by reference) and the information set forth in Part II of this registration statement that is applicable to such registrant. Each registrant makes no representation as to information relating to the other registrant.

PROSPECTUS

Senior Debt Securities

Subordinated Debt Securities

Preferred Stock

Common Stock

Stock Purchase Contracts

Stock Purchase Units

We may offer for sale, from time to time, either separately or together in any combination, the securities described in this prospectus. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may sell the offered securities through the solicitation of proposals of underwriters or dealers to purchase the offered securities, through underwriters or dealers on a negotiated basis, through agents or directly to a limited number of purchasers or to a single purchaser. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. Please see the “Plan of Distribution” section of this prospectus.

Investing in our securities involves risks that are described in the “Risk Factors” section of this prospectus as well as in our annual, quarterly, and current reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus.

Our common stock trades on the New York Stock Exchange under the symbol “LG.”

Our address is 720 Olive Street, St. Louis, Missouri 63101 and our telephone number is 314-342-0500.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 6, 2013

As permitted under the rules of the Securities and Exchange Commission (“SEC”), this prospectus incorporates important information about us that is contained in documents that we file with the SEC but that is not included in or delivered with this prospectus. You may obtain copies of these documents without charge from the website maintained by the SEC at www.sec.gov as well as other sources. See “Where You Can Find More Information.” You may also obtain copies of the incorporated documents, without charge, upon written or oral request to The Laclede Group, Inc., 720 Olive Street, St. Louis, MO 63101, Attention: Investor Services (314-342-0878).

You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of those documents. Our business, financial condition, result of operations, and prospects may have changed since that date.

The distribution of this prospectus may be restricted by law in certain jurisdictions. This prospectus does not constitute, and may not be used in connection with an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

The terms “we,” “our,” “us” and “Laclede” refer to The Laclede Group, Inc. and its subsidiaries unless the context suggests otherwise. The term “you” refers to a prospective investor.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may offer and sell, from time to time, any combination of securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. The registration statement we filed with the SEC includes or incorporates by reference exhibits that provide more detail on descriptions of matters discussed in this prospectus. Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should read and carefully consider the risk factors described in our annual, quarterly and current reports filed with the SEC, which are incorporated by reference into this prospectus, as well as other information we include or incorporate by reference in this prospectus before making an investment decision. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular types of securities we are offering under that prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and other information with the SEC. These SEC filings are available over the Internet at the SEC’s web site at “http://www.sec.gov” or on our own website at “http://www.thelacledegroup.com.” Information contained on our website does not constitute part of this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the Public Reference Room.

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The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means we can disclose important information by referring you to those documents. The information we incorporate by reference is an important part of this prospectus or any prospectus supplement relating to an offering of our securities and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 and 15 of the Securities Exchange Act of 1934, as amended, from the time we file the registration statement of which this prospectus is a part until we sell all of the securities. These documents contain important information about us and our finances. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

SEC Filings (File No.1-16681)	Period/Date Filed
Annual Report on Form 10-K	Year ended September 30, 2012
Quarterly Report on Form 10-Q	Quarters ended December 31, 2012, March 31, 2013 and June 30, 2013
Current Reports on Form 8-K	December 3, 2012

December 17, 2012 (with respect to Item 1.01 only)

January 14, 2013

January 18, 2013

January 24, 2013 (with respect to Item 8.01 only)

January 31, 2013 (with respect to Item 5.07 only)

February 12, 2013 (with respect to Item 1.01 only)

May 20, 2013 (with respect to Items 8.01 and 9.01 only)

May 29, 2013

June 27, 2013

July 3, 2013

July 9, 2013

July 18, 2013

August 2, 2013

August 6, 2013

You may request a copy of these filings at no cost by writing or telephoning us at the following address:

The Laclede Group, Inc.

Attn: Investor Relations

720 Olive Street, 13th Floor

St. Louis, Missouri 63101

(314) 342-0878

FORWARD-LOOKING STATEMENTS

Certain matters contained in or incorporated by reference in this prospectus, excluding historical information, include forward-looking statements. Certain words, such as “may,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “seek,” and similar words and expressions identify forward-looking statements that involve uncertainties and risks. Future developments may not be in accordance with our expectations or beliefs and the effect of future developments may not be those anticipated. Among the factors that may cause results to differ materially from those contemplated in any forward-looking statement are:

•	weather conditions and catastrophic events, particularly severe weather in the natural gas producing areas of the country;

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volatility in gas prices, particularly sudden and sustained changes in natural gas prices, including the related impact on margin deposits associated with the use of natural gas derivative instruments;

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•	the impact of changes and volatility in natural gas prices on our competitive position in relation to suppliers of alternative heating sources, such as electricity;

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changes in gas supply and pipeline availability, including decisions by natural gas producers to reduce production or shut in producing natural gas wells, expiration of existing supply and transportation arrangements that are not replaced with contracts with similar terms and pricing, as well as other changes that impact supply for and access to the markets in which our subsidiaries transact business;

•	legislative, regulatory and judicial mandates and decisions, some of which may be retroactive, including those affecting

•	allowed rates of return

•	incentive regulation

•	industry structure

•	purchased gas adjustment provisions

•	rate design structure and implementation

•	regulatory assets

•	non-regulated and affiliate transactions

•	franchise renewals

•	environmental or safety matters, including the potential impact of legislative and regulatory actions related to climate change and pipeline safety

•	taxes

•	pension and other postretirement benefit liabilities and funding obligations

•	accounting standards, including the effect of potential changes relative to adoption of or convergence with international accounting standards;

•	the results of litigation;

•	retention of, ability to attract, ability to collect from, and conservation efforts of, customers;

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capital and energy commodity market conditions, including the ability to obtain funds with reasonable terms for necessary capital expenditures and general operations and the terms and conditions imposed for obtaining sufficient gas supply;

•	discovery of material weakness in internal controls; and

•	employee workforce issues.

In addition, actual results may differ materially from those contemplated in any forward-looking statement due to

•	the timing and likelihood of the closing of

•	the purchase of substantially all of the assets and liabilities of Missouri Gas Energy, or MGE, from Southern Union Company, or SUG; and

•	Laclede’s agreement with Algonquin Power & Utilities Corp., or APUC, to allow an APUC subsidiary to acquire Laclede’s rights to purchase the assets of New England Gas Company, or NEG, from SUG; and

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the other factors discussed in “Risks Related to the Company’s Acquisition Agreements with Southern Union Company and Algonquin Power & Utilities Corp.” under Item 1A of Part II of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, which is incorporated herein by reference.

Readers are urged to consider the risks, uncertainties and other factors that could affect our business as described in this prospectus and the information incorporated by reference herein. All forward-looking statements made or incorporated by reference in this prospectus rely upon the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. We do not, by including this statement, assume any obligation to review or revise any particular forward-looking statement in light of future events.

THE LACLEDE GROUP

We are a public utility holding company. Our principal subsidiary is Laclede Gas Company, founded in 1857, that provides natural gas service in Missouri to approximately 630,000 residential, commercial and

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industrial customers in metropolitan St. Louis and surrounding counties in eastern Missouri. Our primary non-regulated subsidiary is Laclede Energy Resources, Inc., which markets natural gas and related services to both on-system utility transportation customers and customers outside of our utility’s traditional service area. For more information about us and our business you should refer to the additional information described under the caption “Where You Can Find More Information.”

Our principal offices are located at 720 Olive Street, St. Louis, Missouri, 63101 and our telephone number is 314-342-0500.

USE OF PROCEEDS

Unless we state otherwise in any applicable prospectus supplement, we intend to use the net proceeds from any sale of the offered securities for general corporate purposes, including for working capital, repaying indebtedness, and funding capital projects and acquisitions.

We may set forth additional information on the use of net proceeds from a particular offering of securities in the prospectus supplement relating to that offering.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges for the respective periods indicated:

	Fiscal Year Ended September 30,					12 Months Ended
	2008	2009	2010	2011	2012	June 30, 2013
Ratio of earnings to fixed charges	3.69	4.06	3.83	4.42	4.35	4.04

For purposes of computing the ratios of earnings to fixed charges, earnings consist of income from continuing operations plus applicable income taxes and fixed charges. Fixed charges include all interest expense and the portion of rent expense deemed representative of the interest component.

DESCRIPTION OF DEBT SECURITIES

General

The description below contains summaries of selected provisions of the indentures, including supplemental indentures, under which the unsecured debt securities will be issued. These summaries are not complete. The indentures and the form of the supplemental indentures applicable to the debt securities are exhibits to the registration statement. You should read them for provisions that may be important to you.

We are not required to issue future issues of indebtedness under the indentures described in this prospectus. We are free to use other indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other indebtedness not under this registration statement.

The debt securities will be represented either by global senior debt securities registered in the name of The Depository Trust Company (“DTC”), as depository (“Depository”), or its nominee, or by securities in certificated form issued to the registered owners, as set forth in the applicable prospectus supplement. See the information under the heading “Book-Entry Securities” in this prospectus.

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Unless otherwise provided, we may reopen a series without the consent of the holders of the debt securities of that series for issuance of additional debt securities of that series. Unless otherwise described in the applicable prospectus supplement, neither indenture described above limits or will limit the aggregate amount of debt, including secured debt, we or our subsidiaries may incur.

The following briefly summarizes the material provisions of the indentures and the debt securities. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. The indentures have been filed as exhibits to the registration statement of which this prospectus is a part. Copies of the indentures may also be obtained from us or the applicable trustee.

The applicable prospectus supplement relating to any series of debt securities will describe the following terms, where applicable:

•	the title of the debt securities;

•	whether the debt securities will be senior or subordinated debt;

•	the total principal amount of the debt securities;

•	the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•	the maturity date or dates or the method of determining the maturity date or dates;

•	the interest rate or the method of computing the interest rate;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

•	the location where payments on the debt securities will be made;

•	the terms and conditions on which the debt securities may be redeemed at our option;

•	any of our obligations to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

•	any provisions for the discharge of our obligations relating to the debt securities by deposit of funds or United States government obligations;

•	whether the debt securities are to trade in book-entry form and the terms and any conditions for exchanging the global security in whole or in part for paper certificates;

•	any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities;

•	any additional events of default; and

•	any other specific terms of the debt securities.

Federal income tax consequences and other special considerations applicable to any debt securities issued by us at a discount may be described in the applicable prospectus supplement.

Registration, Transfer and Exchange. Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will initially be issued in the form of one or more global securities, in registered form, without coupons, as described under “Book-Entry Securities.” The global securities will be registered in the name of DTC, as depositary, or its nominee, and deposited with, or on behalf of, the depositary. Except in the circumstances described under “Book-Entry Securities,” owners of beneficial interests in a global security will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of any debt securities and will not be considered the registered holders thereof under the debt indenture.

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Debt securities of any series will be exchangeable for other debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Subject to the terms of the applicable indenture and the limitations applicable to global securities, debt securities may be presented for exchange or registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of any security registrar we may designate for that purpose, without service charge but upon payment of any taxes and other governmental charges as described in the applicable indenture.

Unless otherwise indicated in the applicable prospectus supplement, the security registrar will be the trustee under the applicable indenture. We may at any time designate additional security registrars or rescind the designation of any security registrar or approve a change in the office through which any security registrar acts, except that we will be required to maintain a security registrar in each place of payment for the debt securities of each series.

Payment and Paying Agents. Principal of and interest and premium, if any, on debt securities issued in the form of global securities will be paid in the manner described under “Book-Entry Securities.”

Unless otherwise indicated in the applicable prospectus supplement, the principal of and any premium and interest on debt securities of a particular series in the form of certificated securities will be payable at the office of the trustee or at the authorized office of any paying agent or paying agents upon presentation and surrender of such debt securities. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All monies we pay to a trustee or a paying agent for the payment of the principal of, and premium or interest, if any, on, any debt security that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us. The holder of such debt security thereafter may look only to us for payment thereof, subject to the laws of unclaimed property.

Redemption. Any terms for the optional or mandatory redemption of the debt securities will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, debt securities will be redeemable by us only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption, and, if less than all the debt securities of a series are to be redeemed, the particular debt securities to be redeemed will be selected by the method provided for that particular series, or in the absence of any such provision, by the trustee in the manner it deems fair and appropriate.

Any notice of redemption at our option may state that redemption will be conditional upon receipt by the trustee or the paying agent or agents, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest on, the debt securities and that if that money has not been so received, the notice will be of no force and effect and we will not be required to redeem the debt securities.

Annual Notice to Trustee. We will provide to each trustee an annual statement by an appropriate officer as to our compliance with all conditions and covenants under the applicable indenture.

Notices. Notices to holders of debt securities will be given by mail to the addresses of the holders as they may appear in the security register for the applicable debt securities.

Title. We, the trustee, and any agents of us or the trustee, may treat the person in whose name debt securities are registered as the absolute owner of those debt securities, whether or not those debt securities may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary.

Governing Law. Each indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

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Regarding the Trustee. The Bank of New York Mellon is the trustee under the senior debt indenture as well as under the subordinated debt indenture.

A trustee may resign at any time by giving written notice to us or may be removed at any time by act of the holders of a majority in principal amount of all series of debt securities then outstanding delivered to the trustee and us. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee. So long as no event of default or event which, after notice or lapse of time, or both, would become an event of default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if we have delivered to the trustee a resolution of our board of directors appointing a successor trustee and that successor has accepted the appointment in accordance with the terms of the applicable indenture, the trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the applicable indenture.

Each indenture provides that our obligations to compensate the trustee and reimburse the trustee for expenses, disbursements and advances will be secured by a lien prior to that of the applicable senior debt securities upon the property and funds held or collected by the trustee as such.

Consolidation, Merger or Sale of Assets. Each indenture provides that we may consolidate with or merge into, or sell, lease or convey our property as an entirety or substantially as an entirety to any other corporation if the successor corporation assumes our obligations under the debt securities and the indentures and is organized and existing under the laws of the United States, any state thereof or the District of Columbia.

Senior Debt Securities

General. The following summaries of some important provisions of the senior debt indenture (including its supplements) are not complete and are subject to, and qualified in their entirety by, all of the provisions of the senior debt indenture, which is an exhibit to the registration statement of which this prospectus forms a part.

Ranking. The senior debt securities will be our direct unsecured general obligations and will rank equally with all of our other unsecured and unsubordinated debt.

We are a holding company that derives substantially all of our income from our operating subsidiaries and primarily from our utility subsidiary. As a result, our cash flows and consequent ability to service our debt, including the senior debt securities, are dependent upon the earnings of our subsidiaries and distribution of those earnings to us and other payments or distributions of funds by our subsidiaries to us, including payments of principal and interest under intercompany indebtedness. Our operating subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any dividends or make any other distributions (except for payments required under the terms of intercompany indebtedness) to us or to otherwise pay amounts due with respect to the senior debt securities or to make specific funds available for such payments. Various financing arrangements, charter provisions and regulatory requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances. Furthermore, except to the extent we have a priority or equal claim against our subsidiaries as a creditor, the senior debt securities will be effectively subordinated to debt and preferred stock at the subsidiary level because, as the direct or indirect common shareholder of our subsidiaries, we will be subject to the prior claims of creditors and holders of preferred stock of our subsidiaries.

Events of Default. Each of the following will constitute an event of default under the senior debt indenture with respect to senior debt securities of any series:

•	failure to pay principal of or premium, if any, on any senior debt security of that series, as the case may be, within three business days after maturity;

•	failure to pay interest on the senior debt securities of such series within 60 days after the same becomes due and payable;

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failure to perform or breach of any of our other covenants or warranties in the senior debt indenture (other than a covenant or warranty solely for the benefit of one or more series of senior debt securities other than that series) for 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 33% in aggregate principal amount of the outstanding senior debt securities of that series;

•	certain events of bankruptcy, insolvency, reorganization, assignment or receivership; or

•	any other event of default specified in the applicable prospectus supplement with respect to senior debt securities of a particular series.

No event of default with respect to the senior debt securities of a particular series necessarily constitutes an event of default with respect to the senior debt securities of any other series issued under the senior debt indenture.

If an event of default with respect to any series of senior debt securities occurs and is continuing, then either the trustee for such series or the holders of at least 33% in aggregate principal amount of the outstanding senior debt securities of that series, by notice in writing, may declare the principal amount of and interest on all of the senior debt securities of that series to be due and payable immediately. However, if the event of default applies to more than one series of senior debt securities under the senior debt indenture, the trustee for that series or the holders of at least 33% in aggregate principal amount of the outstanding senior debt securities of all those series, considered as one class, and not the holders of the senior debt securities of any one of such series, may make such declaration of acceleration.

At any time after an acceleration with respect to the senior debt securities of any series has been declared, but before a judgment or decree for the payment of the money due has been obtained, the event or events of default giving rise to such acceleration will be considered waived, and the acceleration will be considered rescinded and annulled, if

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we pay or deposit with the trustee for such series a sum sufficient to pay all matured installments of interest on all senior debt securities of that series, the principal of and premium, if any, on the senior debt securities of that series that have become due otherwise than by acceleration and interest, if any, thereon at the rate or rates specified in such senior debt securities, interest, if any, upon overdue installments of interest at the rate or rates specified in such senior debt securities, to the extent that payment of such interest is lawful, and all amounts due to the trustee for that series under the senior debt indenture; or

•	any other event or events of default with respect to the senior debt securities of such series have been cured or waived as provided in the senior debt indenture.

However, no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or impair any related right.

There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization.

Other than its duties in case of an event of default, the trustee is not obligated to exercise any of its rights or powers under the senior debt indenture at the request, order or direction of any of the holders, unless the holders offer the trustee a reasonable indemnity. If they provide a reasonable indemnity, the holders of a majority in principal amount of any series of senior debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred upon the trustee. However, if the event of default relates to more than one series, only the holders of a majority in aggregate principal amount of all affected series will have the right to give this direction. The trustee is not obligated to comply with directions that conflict with law or other provisions of the senior debt indenture.

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No holder of senior debt securities of any series will have any right to institute any proceeding under the senior debt indenture, or to exercise any remedy under the senior debt indenture, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default;

•

the holders of a majority in aggregate principal amount of the outstanding senior debt securities of all series in respect of which an event of default shall have occurred and be continuing have made a written request to the trustee and have offered reasonable indemnity to the trustee to institute proceedings; and

•	the trustee has failed to institute any proceeding for 60 days after notice and has not received any direction inconsistent with the written request of holders during that period.

However, the limitations discussed above do not apply to a suit by a holder of a debt security for payment of the principal of, or premium, if any, or interest, if any, on, a senior debt security on or after the applicable due date.

Modification and Waiver. We and the trustee may enter into one or more supplemental indentures without the consent of any holder of senior debt securities for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the senior debt indenture and in the senior debt securities;

•	to add additional covenants or to surrender any of our rights or powers under the senior debt indenture;

•	to add additional events of default;

•

to change, eliminate, or add any provision to the senior debt indenture; provided, however, if the change, elimination, or addition will adversely affect the interests of the holders of senior debt securities of any series in any material respect, such change, elimination, or addition will become effective only:

•	when the consent of the holders of senior debt securities of such series has been obtained in accordance with the senior debt indenture; or

•	when no debt securities of the affected series remain outstanding under the senior debt indenture;

•	to provide collateral security for all but not part of the senior debt securities;

•	to establish the form or terms of senior debt securities of any other series as permitted by the senior debt indenture;

•	to provide for the authentication and delivery of bearer securities and coupons attached thereto;

•	to evidence and provide for the acceptance of appointment of a successor trustee;

•	to provide for the procedures required for use of a noncertificated system of registration for the senior debt securities of all or any series;

•	to change any place where principal, premium, if any, and interest shall be payable, debt securities may be surrendered for registration of transfer or exchange and notices to us may be served; or

•

to cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under the senior debt indenture; provided that such action shall not adversely affect the interests of the holders of senior debt securities of any series in any material respect.

The holders of a majority in aggregate principal amount of the senior debt securities of all series then outstanding may waive our compliance with certain restrictive provisions of the senior debt indenture. The holders of a majority in principal amount of the outstanding senior debt securities of any series may waive any past default under the senior debt indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the senior debt indenture that cannot be modified or be amended without the consent of the holder of each outstanding senior debt security of the series affected.

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If the Trust Indenture Act of 1939 is amended after the date of the senior debt indenture in such a way as to require changes to the senior debt indenture, the senior debt indenture will be deemed to be amended so as to conform to the amendment of the Trust Indenture Act of 1939. We and the trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence such an amendment.

The consent of the holders of a majority in aggregate principal amount of the senior debt securities of all series then outstanding is required for all other modifications to the senior debt indenture. However, if less than all of the series of senior debt securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of all series that are directly affected will be required. No such amendment or modification may:

•

change the stated maturity of the principal of, or any installment of principal of or interest on, any senior debt security, or reduce the principal amount of any senior debt security or its rate of interest or change the method of calculating such interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any senior debt security, without the consent of the holder;

•

reduce the percentage in principal amount of the outstanding senior debt securities of any series whose consent is required for any supplemental indenture or any waiver of compliance with a provision of the senior debt indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the series; or

•

modify certain of the provisions of the senior debt indenture relating to supplemental indentures, waivers of certain covenants and waiver of past defaults with respect to the senior debt securities of any series, without the consent of the holder of each outstanding senior debt security affected thereby.

A supplemental indenture that changes the senior debt indenture solely for the benefit of one or more particular series of senior debt securities, or modifies the rights of the holders of senior debt securities of one or more series, will not affect the rights under the senior debt indenture of the holders of the senior debt securities of any other series.

The senior debt indenture provides that senior debt securities owned by us, any of our affiliates or anyone else required to make payment on the senior debt securities shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent.

We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other act of the holders, but we shall have no obligation to do so. If a record date is fixed for that purpose, the request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding senior debt securities have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding senior debt securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder shall bind every future holder of the same senior debt securities and the holder of every senior debt security issued upon the registration of transfer of or in exchange for those senior debt securities. A transferee will be bound by acts of the trustee or us taken in reliance upon an act of holders whether or not notation of that action is made upon that senior debt security.

Satisfaction and Discharge. We will be discharged from our obligations on the senior debt securities of a particular series, or any portion of the principal amount of the senior debt securities of such series, if we irrevocably deposit with the trustee sufficient cash or government securities to pay the principal, or portion of principal, interest, any premium and any other sums when due on the senior debt securities of such series at their maturity, stated maturity date, or redemption.

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The indenture will be deemed satisfied and discharged when no senior debt securities remain outstanding and when we have paid all other sums payable by us under the senior debt indenture.

Subordinated Debt Securities

General. The subordinated debt securities will be unsecured and issued under the subordinated indenture dated as of December 16, 2002 between us and The Bank of New York Mellon and, unless otherwise specified in the applicable prospectus supplement, will rank equally with our other unsecured and subordinated indebtedness. The subordinated indenture does not limit the aggregate principal amount of subordinated debt securities that may be issued under the subordinated indenture.

Subordination. Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will rank subordinated and junior in right of payment, to the extent set forth in the subordinated indenture, to all of our “senior indebtedness.”

“Senior indebtedness” means the principal of and premium, if any, and interest on the following, including any outstanding on the date of execution of the subordinated debt indenture or thereafter incurred, created or assumed:

•

our indebtedness for money borrowed or evidenced by the senior debt securities or any debentures (other than the subordinated debt securities), notes, bankers’ acceptances or other corporate debt securities or similar instruments issued by us;

•	our capital lease obligations;

•

our obligations incurred for deferring the purchase price of property, with respect to conditional sales, and under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

•	our obligations with respect to letters of credit;

•	all indebtedness of others of the type referred to in the four preceding bullet points assumed by or guaranteed in any manner by us or in effect guaranteed by us;

•	all indebtedness of others of the type referred to in the five preceding bullet points secured by a lien on any of our property or assets; or

•

renewals, extensions or refundings of any of the indebtedness referred to in the preceding six bullet points unless, in the case of any particular indebtedness, renewal, extension or refunding, under the express provisions of the instrument creating or evidencing the same or the assumption or guarantee of the same, or pursuant to which the same is outstanding, that indebtedness or that renewal, extension or refunding thereof is not superior in right of payment to the subordinated debt securities.

If we default in the payment of any distributions on any senior indebtedness when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities issued under the subordinated indenture. The subordinated indenture provisions described in this paragraph, however, do not prevent us from making sinking fund payments on subordinated debt securities acquired prior to the maturity of senior indebtedness or, in the case of default, prior to a default and notice thereof. If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us, our creditors or our property, then all senior indebtedness must be paid in full before any payment may be made to any holders of subordinated debt securities. Holders of subordinated debt securities must return and deliver any payments received by them, other than in a plan of reorganization or through a defeasance trust as described below, directly to the holders of senior indebtedness until all senior indebtedness is paid in full.

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The subordinated indenture does not limit the total amount of senior indebtedness that may be issued.

Events of Default. The subordinated indenture provides that events of default regarding any series of subordinated debt securities include the following events that shall have occurred and be continuing:

•	failure to pay required interest on the series of subordinated debt securities for 30 days;

•	failure to pay when due principal on the series of subordinated debt securities;

•	failure to make any required deposit or payment of any sinking fund or analogous payment on the series of subordinated debt securities when due;

•	failure to perform, for 90 days after notice, any other covenant in the subordinated indenture applicable to the series of subordinated debt securities; and

•	certain events of bankruptcy or insolvency, whether voluntary or not.

If an event of default regarding subordinated debt securities of any series should occur and be continuing, either the subordinated debt securities trustee or the holders of at least 25% in total principal amount of outstanding subordinated debt securities of a series may declare each subordinated debt security of that series immediately due and payable.

Holders of a majority in total principal amount of the outstanding subordinated debt securities of any series will be entitled to control certain actions of the subordinated debt securities trustee and to waive past defaults regarding that series. The trustee generally will not be required to take any action requested, ordered or directed by any of the holders of subordinated debt securities, unless one or more of those holders shall have offered to the trustee reasonable security or indemnity.

Before any holder of any series of subordinated debt securities may institute action for any remedy, except payment on that holder’s subordinated debt securities when due, the holders of not less than 25% in principal amount of the subordinated debt securities of that series outstanding must request the subordinated debt securities trustee to take action. Holders must also offer and give the subordinated debt securities trustee satisfactory security and indemnity against liabilities incurred by the trustee for taking that action.

We are required to annually furnish the subordinated debt securities trustee a statement as to our compliance with all conditions and covenants under the subordinated indenture. The subordinated debt securities trustee is required, within 90 days after the occurrence of a default with respect to a series of subordinated debt securities, to give notice of all defaults affecting that series of subordinated debt securities to each holder of such series of debentures. However, the subordinated indenture provides that the subordinated debt securities trustee may withhold notice to the holders of the subordinated debt securities of any series of any default affecting such series, except payment on holders’ subordinated debt securities when due, if it considers withholding notice to be in the interests of the holders of the subordinated debt securities of that series.

Modification and Waiver. The subordinated indenture permits us and the subordinated debt securities trustee to enter into supplemental indentures without the consent of the holders of the subordinated debt securities to:

•	establish the form and terms of any series of securities under the subordinated indenture;

•	secure the debentures with property or assets;

•	evidence the succession of another corporation to us, and the assumption by the successor corporation of our obligations, covenants and agreements under the subordinated indenture;

•	add covenants from us for the benefit of the holders of the subordinated debt securities;

•

cure any ambiguity or correct or supplement any provision in the subordinated indenture or any supplement to the subordinated indenture, provided that the action does not adversely affect the interests of the holders of the subordinated debt securities; and

•	evidence and provide for the acceptance of a successor trustee.

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The subordinated indenture also permits us and the subordinated debt securities trustee, with the consent of the holders of a majority in total principal amount of the subordinated debt securities of all series then outstanding and affected (voting as one class), to change in any manner the provisions of the subordinated indenture or modify in any manner the rights of the holders of the subordinated debt securities of each such affected series. We and the trustee may not, without the consent of the holder of each of the subordinated debt securities affected, enter into any supplemental indenture to:

•	change the time of payment of the principal;

•	reduce the principal amount of the subordinated debt securities;

•	reduce the rate or change the time of payment of interest on the subordinated debt securities;

•	reduce any amount payable upon redemption of the subordinated debt securities; or

•	impair the right to institute suit for the enforcement of any payment on any subordinated debt securities when due.

In addition, no modification may reduce the percentage in principal amount of the subordinated debt securities of the affected series, the consent of whose holders is required for that modification or for any waiver provided for in the subordinated indenture.

Before the acceleration of the maturity of any subordinated debt securities, the holders, voting as one class, of a majority in total principal amount of the subordinated debt securities with respect to which a default or event of default has occurred and is continuing, may, on behalf of the holders of all such affected subordinated debt securities, waive any past default or event of default and its consequences, except a default or event of default in the payment of the principal or interest or in respect of a covenant or provision of the applicable indenture or of any subordinated debt securities that cannot be modified or amended without the consent of the holder of each subordinated debt securities affected.

Satisfaction and Discharge. The subordinated indenture provides that, at our option, we will be discharged from all obligations in respect of the subordinated debt securities of a particular series then outstanding (except for certain obligations to register the transfer of or exchange the subordinated debt securities of that series, to replace stolen, lost or mutilated subordinated debt securities of that series, and to maintain paying agencies) if we in each case irrevocably deposit in trust with the relevant trustee money and/or securities backed by the full faith and credit of the United States that through the payment of the principal thereof and the interest thereon in accordance with their terms, will provide money in an amount sufficient to pay all the principal and interest on the subordinated debt securities of that series on the stated maturities of the subordinated debt securities in accordance with the terms thereof.

To exercise this option, we are required to deliver to the relevant trustee an opinion of independent counsel to the effect that the exercise of that option would not cause the holders of the subordinated debt securities of that series to recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance, and those holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred.

DESCRIPTION OF CAPITAL STOCK

General

The following descriptions of our preferred and common stock and the relevant provisions of our articles of incorporation and bylaws are summaries. These summaries are qualified by reference to (1) our articles of incorporation and bylaws that have been previously filed with the SEC and are exhibits to the registration statement of which this prospectus is a part and (2) the applicable provisions of The Missouri General and Business Corporation Law.

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Under our articles of incorporation, we are authorized to issue up to 75,000,000 shares of capital stock, consisting of 70,000,000 shares of common stock, $l.00 par value per share, and 5,000,000 shares of preferred stock, $25 par value per share. At June 30, 2013, 32,675,659 shares of common stock and no shares of preferred stock were issued and outstanding.

Because we are a holding company and conduct all of our operations through our subsidiaries, our cash flow and ability to pay dividends will be dependent on the earnings and cash flows of our subsidiaries and the distribution or other payment of those earnings to us in the form of dividends, or in the form of loans to or repayments of loans from us. Some of our subsidiaries may have restrictions on their ability to pay dividends including covenants under their borrowing arrangements and mortgage indentures, and possibly also restrictions imposed by their regulators. Currently, the Mortgage and Deed of Trust of Laclede Gas Company, under which it issues its first mortgage bonds, contains a covenant that restricts its ability to pay dividends to us as its sole common stock shareholder. Under that covenant, as of June 30, 2013, $402 million was available to pay dividends. Further, the right of common shareholders to receive dividends may be subject to our prior payment of dividends on any outstanding shares of preferred stock.

Description of Preferred Stock

Our articles of incorporation authorize our board of directors to approve the issuance of preferred stock in one or more series, without shareholder action. Our board can determine the rights, preferences and limitations of each series. Before issuing a series of preferred stock, our board will adopt resolutions creating and designating the series as a series of preferred stock. Our board of directors has the authority to determine or fix the following terms with respect to shares of any series of preferred stock:

•	the dividend rate, the dates of payment, and the date from which dividends will accumulate, if dividends are to be cumulative;

•	whether and upon what terms the shares will be redeemable;

•	whether and upon what terms the shares will have a sinking fund;

•	whether and upon what terms the shares will be convertible or exchangeable;

•	whether the shares will have voting rights and the terms thereof;

•	any amounts payable to the holders upon liquidation or dissolution, if any; and

•	any other preferences, qualifications, limitations, restrictions and special or relative rights.

These terms will be described in the prospectus supplement for any series of preferred stock that we offer. In addition, you should read the prospectus supplement relating to the particular series of the preferred stock offered thereby for specific terms, including:

•	the title of the series of preferred stock and the number of shares offered;

•	the initial public offering price at which we will issue the preferred stock; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges and limitations and restrictions.

When we issue the preferred stock, the shares will be fully paid and non-assessable. This means that the full purchase price for the outstanding preferred stock will have been paid and the holder of the preferred stock will not be assessed any additional monies for the preferred stock. Unless the applicable prospectus supplement specifies otherwise:

•	each series of preferred stock will rank senior to our common stock and equally in all respects with the outstanding shares of each other series of preferred stock; and

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•

holders of the preferred stock will have no preemptive rights to subscribe for any additional securities that we may issue in the future. This means that the holder of preferred stock will have no right, as holder of preferred stock, to buy any portion of preferred or common stock that we may issue in the future.

Description of Common Stock

Listing. Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol “LG.” Any additional common stock we issue will also be listed on the New York Stock Exchange.

Liquidation Rights. In the event of any dissolution, liquidation or winding up of our affairs voluntarily or involuntarily, the holders of our common stock will be entitled to receive the remainder, if any, of our assets after the payment of all our debts and liabilities and after the payment in full of any preferential amounts to which holders of any preferred stock may be entitled.

Voting Rights. Except as otherwise provided by law and subject to the voting rights of holders of our preferred stock that may be issued in the future, all voting power rests exclusively in the holders of shares of our common stock. Each holder of our common stock is entitled to one vote per share on all matters submitted to a vote at a meeting of shareholders, including the election of directors. The common stock votes together as a single class. The holders of our common stock are not entitled to cumulate votes for the election of directors. At annual and special meetings of shareholders, the holders of a majority of the outstanding shares of common stock, present in person or by proxy, constitute a quorum.

Miscellaneous. The holders of our common stock have no preemptive or preferential rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. The outstanding shares of our common stock and the shares of common stock offered hereby will be, upon payment for them, fully paid and non-assessable. Our common stock does not contain any redemption provisions or conversion rights.

Transfer Agent and Registrar. Computershare Trust Company, N. A. acts as transfer agent and registrar for our common stock. Its address is P. O. Box 43078, Providence, RI 02940-3078. You can reach it at 1-800-884-4225.

Certain Anti-takeover Matters

It is not the intent of our board of directors to discourage legitimate offers to enhance shareholder value. Provisions of our articles of incorporation or bylaws, however, may have the effect of discouraging unilateral tender offers or other attempts to acquire our business. These provisions include the classification of our directors with three-year staggered terms, the requirement that director nominations by shareholders be made not less than 90 nor more than 120 days prior to the date of the shareholder meeting, and the ability of the board, without further action of the holders of common stock, to issue one or more series of preferred stock from time to time, which may have terms more favorable than the common stock, including, among other things, preferential dividend, liquidation, voting and redemption rights.

These provisions might discourage a potentially interested purchaser from attempting a unilateral takeover bid for us on terms that some shareholders might favor. If these provisions discourage potential takeover bids, they might limit the opportunity for our shareholders to sell their shares at a premium.

In addition, our articles of incorporation do not provide for cumulative voting in the election of directors. Cumulative voting permits shareholders to multiply their number of votes by the total number of directors being elected and to cast their total number of votes for one or more candidates in each shareholder’s discretion.

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Our bylaws also include provisions setting forth specific conditions and restrictions under which business may be transacted at meetings of shareholders. For example, no business may be transacted at a meeting unless it is:

•	specified in the notice of meeting;

•	otherwise brought before the meeting by or at the direction of the board of directors or a committee thereof; or

•

brought before the meeting by a shareholder of record who provided notice and other specified information in writing to the corporate secretary not less than 90 nor more than 120 days prior to the meeting.

These provisions may restrict the content of the issues to be discussed at a shareholders meeting.

In addition, the issuance of authorized but unissued shares of our common or preferred stock may have an anti-takeover effect. These shares might be issued by our board of directors without shareholder approval in transactions that might prevent or render more difficult or costly the completion of a takeover transaction by, for example, diluting voting or other rights of the proposed acquiror. In this regard, our articles of incorporation grant the board of directors broad powers to establish the rights and preferences of the authorized but unissued preferred stock, one or more series of which could be issued entitling holders to vote separately as a class on any proposed merger or consolidation, to convert the stock into shares of our common stock or possibly other securities, to demand redemption at a specified price under prescribed circumstances related to a change in control or to exercise other rights designed to impede a takeover.

Missouri Shareholder Protection Statutes

We are subject to Missouri corporate statutes that restrict the voting rights of a person who acquires 20% or more of our outstanding common stock as well as that person’s ability to enter into a business combination with us.

The control share acquisition statute provides that shares acquired that would cause the acquiring person’s aggregate voting power to meet or exceed any of three thresholds (20%, 33-1/3% or a majority) have no voting rights unless such voting rights are granted by a majority vote of the holders of the shares not owned by the acquiring person or any of our officers or directors or employee-directors. The statute sets out a procedure under which the acquiring person may call a special shareholders meeting for the purpose of considering whether voting rights should be conferred. Acquisitions as part of a merger or exchange offer arising out of an agreement to which we are a party are exempt from the statute.

The business combination statute restricts transactions between us and a beneficial owner of 20% or more of our voting stock. A business combination is defined in the statute as any of the following transactions with or proposed by an interested shareholder: merger, consolidation, disposition of assets, significant securities issuance, liquidation, dissolution, reclassification of securities, loan, advance, guarantee, pledge or tax credit. Generally the statute prohibits for five years from the date one becomes an interested shareholder a business combination between us and the interested shareholder unless the business combination or the interested shareholder’s stock acquisition was approved by our board of directors on or before that date. An interested shareholder may enter into a business combination with us after the five-year period if it is approved by holders of a majority of the outstanding shares not owned by the interested shareholder or if it meets certain consideration requirements.

Application of the control share acquisition and business combination statutes are automatic unless we take steps to “opt out” of their application. We have not “opted out” of the statutes.

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DESCRIPTION OF STOCK PURCHASE CONTRACTS

AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating you to purchase from us, and us to sell to you, a specified number of shares of our preferred or common stock at a future date or dates. The price per share of stock and the number of shares of stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. We may issue stock purchase contracts separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and beneficial interests in:

•	senior debt securities or subordinated debt securities; or

•	debt obligations of third parties, including U.S. Treasury securities,

securing your obligations to purchase the stock under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to you or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner. The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units.

BOOK-ENTRY SECURITIES

Unless otherwise specified in the applicable prospectus supplement, we will issue securities, other than our preferred or common stock, to investors in the form of one or more book-entry certificates registered in the name of a depositary or a nominee of a depositary. Unless otherwise specified in the applicable prospectus supplement, the depositary will be DTC. We have been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the initial registered holder of all securities that are issued in book-entry form.

No person that acquires a beneficial interest in securities issued in book-entry form will be entitled to receive a certificate representing those securities, except as set forth in this prospectus or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders or beneficial owners of securities issued in book-entry form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders or beneficial owners will refer to payments and notices to DTC or Cede & Co, as the registered holder of such securities.

DTC has informed us that it is:

•	a limited-purpose trust company organized under New York banking laws;

•	a “banking organization” within the meaning of the New York banking laws;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the Securities Exchange Act.

DTC has also informed us that it was created to:

•	hold securities for “participants”; and

•

facilitate the computerized settlement of securities transactions among participants through computerized electronic book-entry changes in participants’ accounts, thereby eliminating the need for the physical movement of securities certificates.

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Participants have accounts with DTC and include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Persons that are not participants or indirect participants but desire to buy, sell or otherwise transfer ownership of or interests in securities may do so only through participants and indirect participants. Under the book-entry system, beneficial owners may experience some delay in receiving payments as payments will be forwarded by our agent to Cede &Co. as nominee for DTC. These payments will be forwarded to DTC’s participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the applicable registrar, transfer agent, trustee or depositary as registered holders of the securities entitled to the benefits of the certificate, the applicable indenture or any other instrument governing the securities, as the case may be. Beneficial owners that are not participants will be permitted to exercise their rights as an owner only indirectly through participants and, if applicable, indirect participants.

Under the current rules and regulations affecting DTC, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. Participants and indirect participants with whom beneficial owners of securities have accounts are also required by these rules to make book-entry transfers and receive and transmit such payments on behalf of their respective account holders.

Because DTC can act only on behalf of participants who, in turn, act only on behalf of other participants or indirect participants, and on behalf of certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in book-entry form to pledge those securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the applicable indenture or any other instrument governing the securities, as the case may be, only at the direction of one or more participants to whose accounts with DTC the securities are credited.

According to DTC, it has provided information with respect to DTC to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Unless otherwise specified in the applicable prospectus supplement, a book-entry security will be exchangeable for definitive securities registered in the names of persons other than DTC or its nominee only if:

•

DTC notifies us that it is unwilling or unable to continue as depositary for the book-entry security or DTC ceases to be a clearing agency registered under the Securities Exchange Act at a time when DTC is required to be so registered;

•	an event of default has occurred and is continuing under the applicable indenture; or

•

we execute and deliver to the applicable registrar, transfer agent, trustee and/or depositary an order complying with the requirements of the applicable indenture or any other instrument governing the securities that the book-entry security will be so exchangeable.

Any book-entry security that is exchangeable in accordance with the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

If one of the events described in the immediately preceding paragraph occurs, DTC is generally required to notify all participants of the availability through DTC of definitive securities. Upon surrender by DTC of the book-entry security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee or depositary, as the case may be, will reissue the securities as definitive securities. After reissuance of the securities, those persons will recognize the beneficial owners of such definitive securities as registered holders of securities.

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Except as described above:

•	a book-entry security may not be transferred except as a whole book-entry security by or among DTC, a nominee of DTC and/or a successor depositary appointed by us; and

•

DTC may not sell, assign or otherwise transfer any beneficial interest in a book-entry security unless the beneficial interest is in an amount equal to an authorized denomination for the securities evidenced by the book-entry security.

None of us, any trustee, any registrar and transfer agent or any depositary, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a book-entry security.

PLAN OF DISTRIBUTION

We may sell the offered securities through the solicitation of proposals of underwriters or dealers to purchase the offered securities, through underwriters or dealers on a negotiated basis, through agents or directly to a limited number of purchasers or to a single purchaser.

The prospectus supplement with respect to each offering of securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from their sale;

•	any underwriting discounts and commissions and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the offered securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters

If underwriters are used in the sale, they will acquire the offered securities for their own account and may resell them on one or more occasions in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of securities will be named in the prospectus supplement relating to such offering and, if an underwriting syndicate is used, the names of the managing underwriter or underwriters will be set forth on the cover of that prospectus supplement. Unless otherwise set forth in the prospectus supplement relating thereto, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the offered securities if any are purchased.

Dealers

If dealers are utilized in the sale of offered securities, we will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.

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Agents

The offered securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best-efforts basis for the period of its appointment.

Direct Sales

The offered securities may be sold directly by us to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the applicable prospectus supplement.

Indemnification

Agents, dealers and underwriters and the persons who control them may be entitled under agreements with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which these agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.

Remarketing

The offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment under their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities they remarket. Remarketing firms may be entitled, under agreements that may be entered into with us, to indemnification or contribution by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions or perform services for us and our subsidiaries in the ordinary course of business.

No Assurance of Liquidity

The offered securities may or may not be listed on a national securities exchange. You should read the prospectus supplement for a discussion of this matter. We cannot assure you there will be a market for any of the offered securities.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Mark C. Darrell, who serves as our Senior Vice President, General Counsel and Chief Compliance Officer, or Akin Gump Strauss Hauer & Feld, LLP, New York, New York and for any underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Mr. Darrell is a salaried employee and earns stock-based compensation on our common stock. Pursuant to various stock and employee benefit plans, Mr. Darrell is eligible to purchase and receive shares of our common stock and to receive options to purchase shares of our common stock.

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EXPERTS

The consolidated financial statements, and the related financial statement schedule for The Laclede Group, Inc. and subsidiaries, incorporated in this prospectus by reference from our Annual Report on Form 10-K, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon the authority of said firm as experts in auditing and accounting.

The financial statements of Missouri Gas Energy as of December 31, 2012 and 2011, and for the period from March 26, 2012 to December 31, 2012, the period from January 1, 2012 to March 25, 2012, and the years ended December 31, 2011 and 2010, incorporated by reference in this prospectus have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

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PROSPECTUS

First Mortgage Bonds

Unsecured Debt Securities

Preferred Stock

We may offer for sale, from time to time, either separately or together in any combination, the securities described in this prospectus. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may sell the offered securities through the solicitation of proposals of underwriters or dealers to purchase the offered securities, through underwriters or dealers on a negotiated basis, through agents or directly to a limited number of purchasers or to a single purchaser. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. Please see the “Plan of Distribution” section of this prospectus.

Investing in our securities involves risks that are described in the “Risk Factors” section of this prospectus as well as in our annual, quarterly, and current reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus.

Our address is 720 Olive Street, St. Louis, Missouri 63101 and our telephone number is 314-342-0500.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 6, 2013

As permitted under the rules of the Securities and Exchange Commission (“SEC”), this prospectus incorporates important information about us that is contained in documents that we file with the SEC but that is not included in or delivered with this prospectus. You may obtain copies of these documents without charge from the website maintained by the SEC at www.sec.gov as well as other sources. See “Where You Can Find More Information.” You may also obtain copies of the incorporated documents, without charge, upon written or oral request to Laclede Gas Company, 720 Olive Street, St. Louis, MO 63101, Attention: Investor Services (314-342-0878).

You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of those documents. Our business, financial condition, result of operations, and prospects may have changed since that date.

The distribution of this prospectus may be restricted by law in certain jurisdictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

The terms “we,” “our,” “us” and “Laclede” refer to Laclede Gas Company unless the context suggests otherwise. The term “you” refers to a prospective investor.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may offer and sell, from time to time, any combination of securities described in this prospectus in one or more offerings. We are required to obtain the authorization of the Missouri Public Service Commission before we can sell or issue these securities or use the proceeds of any sales other than as currently authorized.

This prospectus provides you with a general description of the securities we may offer. The registration statement we filed with the SEC includes or incorporates by reference exhibits that provide more detail on descriptions of matters discussed in this prospectus. Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should read and carefully consider the risk factors described in our annual, quarterly and current reports filed with the SEC, which are incorporated by reference into this prospectus, as well as other information we include or incorporate by reference in this prospectus before making an investment decision. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular types of securities we are offering under that prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and other information with the SEC. These SEC filings are available over the Internet at the SEC’s web site at “http://www.sec.gov” or on our own website at “http://www.lacledegas.com.” Information contained on our website does not constitute part of this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the Public Reference Room.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means we can disclose important information by referring you to those documents. The information we incorporate by reference is an important part of this prospectus or any prospectus supplement relating to an offering of our securities and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 and 15 of the Securities Exchange Act of 1934, as amended, from the time we file the registration statement of which this prospectus is a part until we sell all of the securities. These documents contain important information about us and our finances. Certain of our reports are filed with the SEC on a combined basis by us and our parent, The Laclede Group, Inc., but we are only incorporating the information that relates to us and not the information that relates to The Laclede Group, Inc. or its other affiliates. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

SEC Filings (File No.1-1822)	Period/Date Filed
Annual Report on Form 10-K	Year ended September 30, 2012
Quarterly Report on Form 10-Q	Quarters ended December 31, 2012, March 31, 2013 and June 30, 2013
Current Reports on Form 8-K	December 3, 2012 January 14, 2013 January 18, 2013 January 24, 2013 (with respect to Item 8.01 only) July 3, 2013 July 9, 2013 July 18, 2013 August 2, 2013 August 6, 2013

You may request a copy of these filings at no cost by writing or telephoning us at the following address:

Laclede Gas Company

Attn: Investor Relations

720 Olive Street, 13th Floor

St. Louis, Missouri 63101

(314) 342-0878

FORWARD-LOOKING STATEMENTS

Certain matters contained in or incorporated by reference in this prospectus, excluding historical information, include forward-looking statements. Certain words, such as “may,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “seek” and similar words and expressions identify forward-looking statements that involve uncertainties and risks. Future developments may not be in accordance with our expectations or beliefs and the effect of future developments may not be those anticipated. Among the factors that may cause results to differ materially from those contemplated in any forward-looking statement are:

•	weather conditions and catastrophic events, particularly severe weather in the natural gas producing areas of the country;

•

volatility in gas prices, particularly sudden and sustained changes in natural gas prices, including the related impact on margin deposits associated with the use of natural gas derivative instruments;

•	the impact of changes and volatility in natural gas prices on our competitive position in relation to suppliers of alternative heating sources, such as electricity;

•

changes in gas supply and pipeline availability, including decisions by natural gas producers to reduce production or shut in producing natural gas wells, as well as other changes that impact supply for and access to our service area;

•	legislative, regulatory and judicial mandates and decisions, some of which may be retroactive, including those affecting

•	allowed rates of return

•	incentive regulation

•	industry structure

•	purchased gas adjustment provisions

•	rate design structure and implementation

•	regulatory assets

•	non-regulated and affiliate transactions

•	franchise renewals

•	environmental or safety matters, including the potential impact of legislative and regulatory actions related to climate change and pipeline safety

•	taxes

•	pension and other postretirement benefit liabilities and funding obligations

•	accounting standards, including the effect of potential changes relative to adoption of or convergence with international accounting standards;

•	the results of litigation;

•	retention of, ability to attract, ability to collect from, and conservation efforts of, customers;

•

capital and energy commodity market conditions, including the ability to obtain funds with reasonable terms for necessary capital expenditures and general operations and the terms and conditions imposed for obtaining sufficient gas supply;

•	discovery of material weakness in internal controls; and

•	employee workforce issues.

In addition, actual results may differ materially from those contemplated in any forward-looking statement due to:

•	the timing and likelihood of the closing of the purchase of substantially all of the assets and liabilities of Missouri Gas Energy, or MGE, from Southern Union Company, or SUG; and

•

the other factors discussed in “Risks Related to the Utility’s Acquisition Agreement with Southern Union Company” under Item 1A of Part II of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, which is incorporated herein by reference.

Readers are urged to consider the risks, uncertainties and other factors that could affect our business as described in this prospectus and the information incorporated by reference herein. All forward-looking statements made or incorporated by reference in this prospectus rely upon the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. We do not, by including this statement, assume any obligation to review or revise any particular forward-looking statement in light of future events.

LACLEDE GAS COMPANY

We are the largest natural gas distribution utility in Missouri, founded in 1857 as The Laclede Gas Light Company. We serve approximately 630,000 residential, commercial and industrial customers in metropolitan St. Louis and surrounding counties in eastern Missouri. Our utility operations are subject to the jurisdiction of the Missouri Public Service Commission. Generally, we sell gas for house heating, certain other household uses, and we sell and transport gas for commercial and industrial space heating and other industrial uses. We employed 1,641 persons at September 30, 2012.

For the fiscal year ended September 30, 2012, we had utility operating revenues of $765 million, approximately 64% of which came from sales to residential customers and 21% from sales to commercial and industrial customers. The balance of our utility operating revenues is primarily attributable to our on-system transportation services and our off-system sales, and capacity release services. Due to the seasonal nature of our business, earnings are typically concentrated in the November through April period, which generally corresponds with the heating season. We are a wholly owned subsidiary of The Laclede Group, Inc. (NYSE:LG), a holding company, and we contributed approximately 69% of The Laclede Group, Inc.’s consolidated operating revenues for the fiscal year ended September 30, 2012.

Our principal offices are located at 720 Olive Street, St. Louis, Missouri, 63101 and our telephone number is 314-342-0500.

USE OF PROCEEDS

Unless we state otherwise in any applicable prospectus supplement, we intend to use the net proceeds from any sale of the offered securities for general corporate purposes, including for working capital, repaying indebtedness, and funding capital projects and acquisitions.

We may set forth additional information on the use of net proceeds from a particular offering of securities in the prospectus supplement relating to that offering.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges for the respective periods indicated:

	Fiscal Year Ended September 30,					12 Months Ended June 30, 2013
	2008	2009	2010	2011	2012
Ratio of earnings to fixed charges	2.71	2.46	3.02	3.81	3.56	3.93

For purposes of computing the ratios of earnings to fixed charges, earnings consist of income from continuing operations plus applicable income taxes and fixed charges. Fixed charges include all interest expense, and the portion of rent expense deemed representative of the interest component.

DESCRIPTION OF FIRST MORTGAGE BONDS

General

The following description sets forth certain general terms and provisions of first mortgage bonds that we may offer by this prospectus. We may issue first mortgage bonds from time to time in one or more series. Each series of first mortgage bonds will be issued under our Mortgage and Deed of Trust, dated as of February 1, 1945, to UMB Bank & Trust, n.a., successor trustee, as amended and supplemented by supplemental indentures and as may be further amended and supplemented from time to time, collectively referred to as our “mortgage.” Our mortgage is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and you should read our mortgage for provisions that may be important to you. Our mortgage has been qualified under the Trust Indenture Act of 1939, as amended.

The prospectus supplement relating to any series of first mortgage bonds being offered will include specific terms of that offering, including:

•	the date or dates on which the principal of the first mortgage bonds will be payable and how it will be paid;

•	the rate or rates at which the first mortgage bonds will bear interest;

•	the date or dates from which interest on the first mortgage bonds will accrue, the interest payment dates on which interest will be paid, and the record dates for interest payments;

•	the place for payment and for the registration and transfer of the first mortgage bonds;

•	any date or dates on which, and the price or prices at which, the first mortgage bonds may be redeemed at our option and any restrictions on such redemption;

•	any sinking fund or other provisions or options held by holders of first mortgage bonds that would obligate us to repurchase or otherwise redeem the first mortgage bonds; and

•	any other terms of the first mortgage bonds not inconsistent with terms of our mortgage.

Unless otherwise indicated in the prospectus supplement, the first mortgage bonds will be issued in denominations of $1,000 and integral multiples thereof. At June 30, 2013, we had outstanding $440 million principal amount of first mortgage bonds issued under our mortgage.

Payment and Paying Agent

Principal, interest and any premium on first mortgage bonds issued in the form of global securities will be paid as described below in “Book-Entry Securities.”

Unless otherwise specified in the applicable prospectus supplement, interest on the first mortgage bonds payable on the applicable interest payment date will be paid to the person in whose name the first mortgage bond is registered at the close of business on the record date for the interest payment date. However, if we default in the payment of interest on any first mortgage bond, the defaulted interest will be paid to the person in whose name the first mortgage bond is registered on the date of payment of such defaulted interest.

Unless otherwise specified in the applicable prospectus supplement, principal, interest and any premium on first mortgage bonds in certificated form will be payable at the corporate trust office of the trustee as paying agent for us, or we may direct payment of interest by wire or checks mailed to the registered owners of the first mortgage bonds. We may change the place of payment on the first mortgage bonds, may appoint one or more additional paying agents (including us) and may remove any paying agent, all at our discretion.

Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, first mortgage bonds will initially be issued in the form of one or more global securities, registered in form, without coupons, as described under “Book-Entry Securities.” The global securities will be registered in the name of a nominee of The Depository Trust Company, as depository, and deposited with, or on behalf of, the depository. Except as described under “Book-Entry Securities,” owners of beneficial interests in a global security will not be entitled to have first mortgage bonds registered in their names, will not be entitled to receive physical delivery of any first mortgage bonds and will not be considered the registered holders of the bonds under our mortgage. First mortgage bonds may be exchanged for other first mortgage bonds of the same series in any authorized denominations for a like aggregate principal amount. Our mortgage allows us at our option to charge up to two dollars per first mortgage bond for a transfer or exchange as well as a sum sufficient to cover any applicable taxes or other governmental charges in either case. However, we are not required to make transfers or exchanges of first mortgage bonds:

•	for a period of ten days prior to an interest payment date;

•	for a period of fifteen days prior to the selection of first mortgage bonds for redemption; or

•	of any first mortgage bonds called or selected for redemption in full.

Security

Our mortgage creates a continuing lien to secure the payment of the principal of, and interest and any premium on, all first mortgage bonds issued under our mortgage, which are in all respects equally and ratably secured without preference, priority or distinction. The lien of our mortgage covers substantially all of our properties (real, personal and mixed) and franchises, whether now owned or hereafter acquired, other than cash, shares of stock, obligations (including bonds, notes and other securities), property acquired for the purpose of sale or resale in the usual course of business or for consumption in the operation of our properties, construction equipment acquired for temporary use, vehicles and automobiles, and all judgments, accounts and choses in action.

Our mortgage allows certain permitted liens and encumbrances:

•	restrictions, exceptions and reservations of easements, rights of way or otherwise contained in any and all deeds and/or other conveyances under or through which we claim title thereto;

•

with respect to property acquired since the execution of our mortgage, all defects and limitations of title and all other encumbrances existing at the time of such acquisition, including any purchase money mortgage or lien created at the time of acquisition;

•	defects of title with respect to certain real estate of minor importance acquired by us since 1945;

•	liens and deeds of trust on our leasehold estate at our general offices; and

•	excepted encumbrances as defined in our mortgage.

Satisfaction and Discharge

We will be discharged from our obligations on the first mortgage bonds, or any portion of the principal amount of the first mortgage bonds, if we irrevocably deposit with the trustee sufficient cash to pay the principal, or portion of principal, interest and any other sums when due on the first mortgage bonds at their maturity, stated maturity date or redemption.

Our mortgage will be deemed satisfied and discharged when no first mortgage bonds issued under our mortgage remain outstanding and when we have paid all other sums payable by us under our mortgage.

Consolidation, Merger and Sale of Assets

Our mortgage does not prevent our consolidation with or merger into another corporation or our sale or lease of all or substantially all of the mortgaged property to a corporation provided:

•	we effect the transaction so as to preserve and not impair the lien of our mortgage;

•	any lease is subject to immediate termination by (a) us or the trustee at any time during a completed default under our mortgage or (b) a purchaser of the property at a sale under our mortgage; and

•

the payment of the principal and interest of all first mortgage bonds issued under our mortgage and the performance and observance of all of our covenants and conditions in our mortgage are expressly assumed by the successor corporation.

The successor corporation may exercise our same powers and rights under our mortgage. Our mortgage will not become a lien upon any of the property or franchises of the successor corporation, except:

•	property which the successor corporation may acquire or construct which becomes an integral part of the property covered by our mortgage;

•	property used by the successor corporation as the basis under our mortgage for the issuance of first mortgage bonds; or

•

franchises, repairs and additional property as may be acquired, made or constructed by the successor corporation (a) to maintain, renew and preserve the mortgaged property or (b) in pursuance of some covenant or agreement under our mortgage.

Our mortgage does not restrict transactions in which we are the surviving entity.

Eminent Domain Provision

If any governmental body or agency exercises any right that it may have through eminent domain or otherwise to purchase or designate a purchaser of all or substantially all of the mortgaged property, or if we sell all or substantially all of the mortgaged property to any governmental body or agency, then we shall have the right to redeem all first mortgage bonds outstanding under our mortgage. The first mortgage bonds would be redeemed at their principal amounts plus accrued interest to the date of redemption together with any premiums as may be required. We covenant that in any of such events we will deposit with the trustee an amount in cash as needed so that all monies then held by the trustee shall be sufficient to redeem all first mortgage bonds outstanding under our mortgage. The trustee will then take such steps as may be necessary to effect the redemption. The trustee will use the deposited monies for the redemption. If we fail to take any steps necessary to effect the prompt redemption of the first mortgage bonds, the trustee shall have the power, in our name or otherwise, to take such steps. The trustee, however, is under no obligation to take any such steps unless the amount of cash on deposit with the trustee shall be sufficient to effect the redemption.

Dividend Restriction Covenant

Our mortgage contains several restrictions on our ability to pay dividends on our common stock. Under the most restrictive of these provisions, we may not declare or pay any dividend if, after the dividend, the aggregate net amount spent for all dividends after September 30, 1953 would exceed a maximum amount determined by using a formula in our mortgage, which is described below. This provision does not, however, restrict dividends paid in the form of our common stock. In addition, the amount we have spent on the acquisition or retirement of our common stock since that date is added to, and the amount received from the issuance of new stock is deducted from, the aggregate amount spent for dividends. Under our mortgage’s formula, the maximum amount is the sum of $8 million plus our earnings applicable to common stock (adjusted for stock repurchases and issuances) for the period from September 30, 1953, to the last day of the quarter before the declarations or payment date for the dividend. As of June 30, 2013, the amount under our mortgage’s formula that was available to pay dividends was $402 million.

Issuance of Additional First Mortgage Bonds

The aggregate amount of first mortgage bonds that may be issued under our mortgage is unlimited. Our board of directors shall determine, for each series of first mortgage bonds, denominations, maturity, interest rate, redemption or sinking fund provisions, and other terms. Sinking fund, redemption or maintenance and improvement fund provisions for first mortgage bonds of one series may be inapplicable to first mortgage bonds of another series.

Our mortgage permits the three different types of issuances of additional first mortgage bonds: (1) on the basis of unfunded property additions not subject to a prior lien, in a principal amount not exceeding 60% of the cost or fair value thereof, whichever is less; (2) on the basis of retired first mortgage bonds previously outstanding and not made the basis of certain credits under other provisions of our mortgage; and (3) on the basis of cash deposited with the trustee, which we may later withdraw after substituting either property additions or retired first mortgage bonds.

At June 30, 2013, approximately $464 million principal amount of first mortgage bonds was issuable under clause (1) above and no first mortgage bonds were issuable under clause (2) above.

Notwithstanding the foregoing, additional first mortgage bonds generally may not be issued unless our net earnings for 12 consecutive months within the 15 months preceding such issuance is equal to or greater than 2  1/4 times the annual interest charges on all first mortgage bonds and prior lien bonds then outstanding and then being issued. We do not need to comply with the earnings test under clause (2) above if the interest attributable to the retired bonds was included in a net earnings certificate delivered to the trustee and the interest rate on the new first mortgage bonds is less than the interest rate of the retired bonds.

Release and Substitution of Property

Unless we are in default under our mortgage, property may be released against cash or, to a limited extent, purchase money mortgages, property additions, and the waiver of the right to issue first mortgage bonds. Any cash deposited may be withdrawn upon the basis of property additions and the waiver of the right to issue first mortgage bonds on the basis of property additions. Our mortgage contains special provisions with respect to pledged prior lien bonds.

Events of Default and Remedies

A “completed default” under our mortgage means any of the following:

•	failure to pay the principal of any first mortgage bond when due, whether at its stated maturity or by declaration, redemption or otherwise;

•	failure to pay interest on any first mortgage bond within 60 days of when it is due;

•	failure to pay any interest on or principal of any outstanding prior lien bonds within any applicable grace period;

•	certain events involving our bankruptcy, insolvency or reorganization for a period of 90 days or more or our written admission of our inability to pay our debts generally as they mature; or

•	failure to perform any covenant, agreement or condition in our mortgage within 90 days of notice thereof to us from the trustee.

Our mortgage provides that if a completed default happens, the trustee may, and upon written request of the holders of a majority in principal amount of the first mortgage bonds then outstanding will, declare the principal and accrued interest then owing immediately due and payable. However, after that declaration but before any sale under that declaration, the holders of a majority in principal amount of all outstanding first mortgage bonds may, under certain circumstances, rescind and annul the declaration if all agreements with respect to the completed default have been fully performed and all interest in arrears and expenses and charges have been paid. Upon the occurrence of a completed default, the trustee may take possession of, manage, and operate the property. In addition, the trustee may sell all of the property, or those parcels as the holders of a majority in principal amount of the first mortgage bonds outstanding may determine.

Subject to the provisions of our mortgage relating to the duties of the trustee, if an event of a completed default occurs and continues, the trustee is under no obligation to exercise any of its rights or powers under our mortgage unless the holders of a majority in principal amount of the first mortgage bonds then outstanding have requested the trustee to take action and have adequately indemnified the trustee. In addition, the holders of a majority in principal amount of the first mortgage bonds then outstanding have the right to direct the time, method, and place of conducting any proceedings for any remedy available to the trustee and to exercise any trust or power conferred on the trustee.

Our mortgage provides that the trustee, within 90 days after the occurrence of a completed default, will give notice to the holders of the default, unless the default is cured before the giving of the notice. In the case of a default in the payment of the principal of or interest on any of the first mortgage bonds, however, the trustee is protected in withholding notice if it determines in good faith that the withholding of the notice is in the interest of the holders of first mortgage bonds.

Holders of first mortgage bonds have no right to institute any suit, action or proceeding in equity or at law for the foreclosure of our mortgage, for the execution of any trust, for the appointment of a receiver or any other remedy unless:

•	prior notice is given to the trustee of a completed default;

•	holders of at least 25% of the first mortgage bonds then outstanding request the trustee, and offer it reasonable opportunity, to proceed;

•	offer the trustee adequate security and indemnity; and

•	the trustee within 60 days of the notice fails or refuses to institute such action.

Our mortgage also provides that a court in its discretion may require, in any suit to enforce any provision of our mortgage or against the trustee, the filing by the party filing the suit of an undertaking to pay the costs of the suit. The court may also assess reasonable costs including attorneys’ fees against any party to the suit. These provisions do not apply, however, to a suit filed by the trustee or any bondholder for the payment of principal or interest on any first mortgage bond on or after the stated due date of the first mortgage bond.

Compliance Certificates

We are required to furnish annually to the trustee a certificate as to compliance with all conditions and covenants under our mortgage. We must provide similar certificates to the trustee upon each release of property from the lien of our mortgage and upon each issuance of additional first mortgage bonds. Further, our mortgage requires us to deliver a similar certificate to the trustee each time we declare a dividend, make any other payment or distribution on our capital stock, or purchase, redeem, acquire or retire any shares of our capital stock.

Trustee

UMB Bank & Trust, n.a., is the trustee under our mortgage. UMB Bank, n.a., an affiliate of the trustee is a participant in our syndicated line of credit and that of our parent.

Modification of Mortgage

Our mortgage contains provisions permitting modification of our mortgage by consent of the holders of two-thirds in principal amount of all first mortgage bonds whose rights are affected by such modification. However, no modification may:

•	extend the maturity of the principal of any first mortgage bonds,

•	reduce the rate of interest on any first mortgage bond,

•	modify any other term of payment of principal and interest,

•	deprive to any holder of a first mortgage bond the mortgage lien,

•	create a lien on the mortgaged property ranking equal or prior to the mortgage lien, or

•	reduce the percentage required for modification,

without the consent of any holder of first mortgage bonds affected by the modification. Holders of at least three-fourths in principal of the first mortgage bonds outstanding (including first mortgage bonds offered by this prospectus), however, may consent to the postponement of any interest payment for a period not exceeding three years from its due date.

Reservation of Rights

In the supplemental indentures for our first mortgage bonds issued on or after August 6, 2013, we have reserved the right to amend or supplement our mortgage without any consent or other action of the holders of any series of first mortgage bonds created on or after August 6, 2013, for any of the following purposes, which changes are intended to update the mortgage to reflect similar provisions in more recent first mortgage bond indentures of other comparable issuers:

•	to provide that any “Treasurer’s certificate,” “engineer’s certificate” and “net earnings certificate” may be executed by additional officers of the Company;

•

to provide for an increase in the bonding ratio of property additions to 75% from 60% such that first mortgage bonds may be authenticated upon the basis of property additions for a principal amount not exceeding 75% of the balance of the cost or fair value (whichever is less) of such property additions as calculated in accordance with the mortgage and to make related conforming changes in the mortgage;

•	to provide for certain exclusions from the calculation of operating expenses in determining the net earnings of the Company for any net earnings certificate;

•	to provide information for the delivery of notices to the trustee and the Company;

•	to permit the Company to provide notice of redemption with respect to a series of first mortgage bonds on a conditional basis;

•

to permit the Company to release property from the lien of the mortgage; provided that the aggregate fair value of such property, together with all other property released pursuant to this provision in a given calendar year, does not exceed the greater of $20 million or 3% of the aggregate principal amount of first mortgage bonds outstanding and that the Company (i) deposits with the trustee an amount in cash equal to 75% of the aggregate cost or fair value (whichever is less) of any released properties that constitute funded property or (ii) identifies property additions not constituting funded property to take the place of the funded property being released, which property additions shall thereafter constitute funded property, and the Company shall waive the right to use such property additions as the basis for the authentication and delivery of bonds;

•	to clarify the requirements for serving as a trustee under the mortgage and eliminate the requirement that the trustee have its principal office in the City of New York or the City of St. Louis;

•	to provide that a corporation may succeed the trustee based on a transfer of substantially all of the corporate trust business of the trustee to such corporation;

•	to increase to 25% from 15% the minimum holders in principal amount of first mortgage bonds outstanding necessary to request that the trustee call a meeting of bondholders;

•	to provide that, for any meeting of bondholders, the holders of not less than a majority in principal amount of first mortgage bonds outstanding shall constitute a quorum;

•

to provide that any modification or alteration of the mortgage shall be adopted by the affirmative vote of the holders of at least a majority in principal amount of first mortgage bonds outstanding entitled to vote on such matter;

•	to provide that, in lieu of a meeting, bondholders may act for any purpose under Article XX of the mortgage in writing and otherwise in accordance with the mortgage;

•

to correct or amplify the description of property subject to the lien of the mortgage, to better assure, convey and confirm to the trustee any property required to be subject to the mortgage or to subject additional property to the lien of the mortgage;

•

to change or eliminate any provision of the mortgage or to add any new provision to the mortgage, provided that the change, elimination or addition must not adversely affect the interests of the holders of the first mortgage bonds of any series;

•	to provide that our mortgage shall be deemed to be amended to comply with the Trust Indenture Act of 1939, as in effect from time to time; and

•	to make explicit that the mortgage shall be governed by and construed in accordance with the laws of the State of Missouri, subject to certain exceptions.

Each holder of first mortgage bonds issued on or after August 6, 2013, by its acquisition of an interest in such bonds, will irrevocably (a) consent to the amendments to the mortgage described above, whether as a condition precedent to the authentication and delivery of such bonds or otherwise, without any other or further action by any holder of such bonds, and (b) designate the Company, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendment at any meeting of bondholders, in lieu of any meeting of bondholders, in response to any consent solicitation or otherwise.

Maintenance and Improvement Fund

First mortgage bonds issued on and after June 9, 2006 will not be entitled to the benefits of a maintenance and improvement fund. However, so long as the outstanding series of first mortgage bonds created prior to June 9, 2006 remain outstanding, we will be required to comply with the maintenance and improvement fund requirements. Those requirements include paying annually to the trustee cash equal to 2 3/4% of the average amount of our gross property account less certain credits. These credits consist of:

•	credit for ordinary maintenance and repairs to the mortgaged property in the calendar year in question;

•

credit for expenditures since August 31, 1942 for property additions that have not been made the basis for the issuance of first mortgage bonds, for a prior credit or as to which the right to have first mortgage bonds authenticated has been waived (this credit is limited to the cost of mortgaged property retired subsequent to August 31, 1942);

•	credit for property additions that could be the basis for the issuance of first mortgage bonds, but which first mortgage bonds have not yet been issued;

•	credit for outstanding first mortgage bonds surrendered to the trustee for cancellation; and

•	credit up to $2,000,000 for the payment of certain debentures that were issued in 1945 and have now been paid.

If the credits taken exceed the amount of the annual payment that would otherwise be required, the excess credits may be carried forward from year to year. We may choose to use these excess credits or to deposit cash into the fund. Any cash so deposited may be withdrawn on the basis of those credits or used to redeem first mortgage bonds. Any cash not so withdrawn or used within three years from the receipt thereof by the trustee shall be used by the trustee to redeem first mortgage bonds. The credit balance that is shown on the most recent certificate, which was filed in 2013 for the calendar year 2012 and may, therefore, be carried forward, is $120 million.

DESCRIPTION OF UNSECURED DEBT SECURITIES

General

The following description sets forth certain general terms and provisions of unsecured debt securities that we may offer by this prospectus. We may issue debt securities from time to time in one or more series. Each series of debt securities will be issued under our indenture between us and the trustee. The form of our indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and you should read our indenture for provisions that may be important to you. Our indenture will be qualified under the Trust Indenture Act of 1939, as amended.

The debt securities will be our direct senior, unsecured and unsubordinated general obligations. The debt securities will rank equally with any of our other senior, unsecured and unsubordinated debt. As of June 30, 2013, we had no short-term unsecured debt outstanding, and $440 million principal amount, with no current obligations, of first mortgage bonds issued and outstanding under our mortgage. Our indenture does not restrict our ability to issue additional first mortgage bonds under our mortgage.

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to that offering, including:

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	the date or dates on which the principal of the debt securities will be payable and how it will be paid;

•	the rate or rates at which the debt securities will bear interest, or how such rate or rates will be determined;

•	the date or dates from which interest on the debt securities will accrue, the interest payment dates on which interest will be paid, and the record dates for interest payments;

•	any right to extend the interest payment periods for the debt securities and the duration of the extension;

•	the percentage, if less than 100%, of the principal amount of the debt securities that will be payable if the maturity of the debt securities is accelerated;

•	any date or dates on which, and the price or prices at which, the debt securities may be redeemed at our option and any restrictions on such redemptions;

•	any sinking fund or other provisions or options held by holders of debt securities that would obligate us to repurchase or otherwise redeem the debt securities;

•	any changes or additions to the events of default under our indenture or changes or additions to our covenants under our indenture;

•	if the debt securities will be issued in denominations other than $1,000;

•	if payments on the debt securities may be made in a currency or currencies other than United States dollars;

•	any convertible feature or options regarding the debt securities;

•	any rights or duties of another person to assume our obligations with respect to the debt securities;

•	any collateral, security, assurance or guarantee for the debt securities; and

•	any other terms of the debt securities not inconsistent with terms of our indenture.

Our indenture does not limit the principal amount of debt securities that may be issued. Our indenture allows debt securities to be issued up to the principal amount that may be authorized by us.

Debt securities may be sold at a discount below their principal amount. United States federal income tax considerations applicable to debt securities sold at an original issue discount may be described in the prospectus supplement. In addition, certain United States federal income tax or other considerations applicable to any debt securities that are denominated or payable in a currency or currency unit other than United States dollars may be described in the prospectus supplement.

Except as may otherwise be described in the applicable prospectus supplement, the covenants contained in our indenture will not afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control.

Payment and Paying Agents

Except as may be provided in the applicable prospectus supplement, interest, if any, on each debt security payable on each interest payment date will be paid to the person in whose name such debt security is registered as of the close of business on the regular record date for the interest payment date. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any debt security, the defaulted interest may be paid to the holder of such debt security as of the close of business on a date to be fixed by the trustee, which will be between 10 and 15 days prior to the date proposed by us for payment of such defaulted interest or in any other manner permitted by any securities exchange on which such debt security may be listed, if the trustee finds it practicable.

Unless otherwise specified in the applicable prospectus supplement, principal of, and premium, if any, and interest, if any, on the debt securities at maturity will be payable upon presentation of the debt securities at the trustee’s corporate trust office. We may change the place of payment on the debt securities, may appoint one or more additional paying agents (including us) and may remove any paying agent, all at our discretion.

Registration and Transfer

Unless otherwise specified in the applicable prospectus supplement, the transfer of debt securities may be registered, and debt securities may be exchanged for other debt securities of the same series or tranche, of authorized denominations and with the same terms and principal amount, at the trustee’s corporate trust office. We may change the place for registration of transfer and exchange of the debt securities and may designate additional places for such registration and exchange. Unless otherwise provided in the prospectus supplement, no service charge will be made for any transfer or exchange of the debt securities. However, we may require payment to cover any tax or other governmental charge that may be imposed. We will not be required to execute or to provide for the registration of transfer of, or the exchange of, (a) any debt security during a period of 15 days prior to giving any notice of redemption or (b) any debt security selected for redemption except the unredeemed portion of any debt security being redeemed in part.

Defeasance and Discharge

Unless the applicable prospectus supplement states otherwise, the indenture, with respect to any and all series of debt securities, will be discharged and canceled (except for certain specified surviving obligations) if, among other things, we pay, in full, the principal of (and premium, if any) and interest on all series of the debt securities and all other sums required under the indenture and we deliver a certificate to the trustee stating that we have complied with all conditions precedent relating to the satisfaction and discharge of the indenture.

In addition, we may at any time terminate certain of our obligations under the indenture with respect to the debt securities of any series or terminate our obligations under certain covenants set forth in the indenture (after which any omission to comply with such obligations shall not constitute a default with respect to the debt securities) if we irrevocably deposit in trust with the trustee for the debt securities, for the benefit of the holders, cash or United States government obligations, or a combination thereof, in such amounts as will be sufficient to pay the principal of and premium and interest, if any, on the dates such payments are due in accordance with the terms of the indenture and the debt securities; provided that such funds shall have been on deposit with such trustee for a period of at least 90 days, or such trustee shall have received an opinion of counsel to the effect that payments to holders with such monies as proceeds are not recoverable as a preference under any applicable United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors. We must also comply with certain other conditions, including (under certain circumstances) the delivery of an opinion of counsel to the effect that the holder of the debt securities will not realize income, gain or loss for federal income tax purposes as a result of such defeasance. The opinion of counsel may be required to be accompanied by a ruling of the Internal Revenue Service issued to us or based on a change in law or regulation occurring after the date of the indenture.

Consolidation, Merger, and Sale of Assets

Under the terms of our indenture, we may not consolidate with or merge into any other entity or convey, transfer or lease our properties and assets substantially as an entirety to any entity, unless:

•	the surviving or successor entity is organized and validly existing under the laws of any domestic jurisdiction and it expressly assumes our obligations on all debt securities and under our indenture;

•

immediately after giving effect to the transaction, no event of default and no event which, after notice or lapse of time or both, would become an event of default shall have occurred and be continuing; and

•	we shall have delivered to the trustee an officer’s certificate and an opinion of counsel as to compliance with the foregoing.

The terms of our indenture do not restrict us in a merger in which we are the surviving entity.

Events of Default

“Event of default” when used in our indenture with respect to any series of debt securities, means any of the following:

•	failure to pay interest, if any, on any debt security of the applicable series for 60 days after it is due;

•	failure to pay the principal of or premium, if any, on any debt security of the applicable series within three business days after its maturity;

•

failure to perform any other covenant in our indenture, other than a covenant that does not relate to that series of debt securities, that continues for 90 days after we receive written notice from the trustee, or we and the trustee receive a written notice from 33% of the holders of the debt securities of that series; however, the trustee or the trustee and the holders of such principal amount of debt securities of this series can agree to an extension of the 90-day period and that an agreement to extend will be automatically deemed to occur if we are diligently pursuing action to correct the default;

•	certain events involving our bankruptcy, insolvency or reorganization; or

•	any other event of default included in any supplemental indenture or officer’s certificate for a specific series of debt securities.

The trustee may withhold notice to the holders of debt securities of any default, except default in the payment of principal, premium or interest, if it considers such withholding of notice to be in the interests of the holders. An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under our indenture.

Remedies

If an event of default with respect to fewer than all the series of debt securities occurs and continues, either the trustee or the holders of at least 33% in principal amount of the debt securities of such series may declare the entire principal amount of all the debt securities of such series, together with accrued interest, to be due and payable immediately. However, if the event of default is applicable to all outstanding debt securities under our indenture, only the trustee or holders of at least 33% in principal amount of all outstanding debt securities of all series, voting as one class, and not the holders of any one series, may make such a declaration of acceleration.

At any time after a declaration of acceleration with respect to the debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the event of default giving rise to such declaration of acceleration will be considered waived, and such declaration and its consequences will be considered rescinded and annulled, if:

•	we have paid or deposited with the trustee a sum sufficient to pay:

•	all overdue interest, if any, on all debt securities of the series;

•	the principal of, and premium, if any, on, any debt securities of the series which have otherwise become due and interest, if any, that is currently due;

•	interest, if any, on overdue interest; and

•	all amounts due to the trustee under our indenture; or

•	any other event of default with respect to the debt securities of that series has been cured or waived as provided in our indenture.

There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization.

Other than its duties in case of an event of default, the trustee is not obligated to exercise any of its rights or powers under our indenture at the request, order or direction of any of the holders, unless the holders offer the trustee a reasonable indemnity. If they provide a reasonable indemnity, the holders of a majority in principal amount of any series of debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred upon the trustee. However, if the event of default relates to more than one series, only the holders of a majority in aggregate principal amount of all affected series will have the right to give this direction. The trustee is not obligated to comply with directions that conflict with law or other provisions of our indenture.

No holder of debt securities of any series will have any right to institute any proceeding under our indenture, or to exercise any remedy under our indenture, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default;

•

the holders of a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an event of default shall have occurred and be continuing have made a written request to the trustee and have offered reasonable indemnity to the trustee to institute proceedings; and

•	the trustee has failed to institute any proceeding for 60 days after notice and has not received any direction inconsistent with the written request of holders during that period.

However, such limitations do not apply to a suit by a holder of a debt security for payment of the principal of, or premium, if any, or interest, if any, on, a debt security on or after the applicable due date.

Annual Notice to Trustee

We will provide to the trustee an annual statement by an appropriate officer as to our compliance with all conditions and covenants under our indenture.

Modification and Waiver

We and the trustee may enter into one or more supplemental indentures without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in our indenture and in the debt securities;

•	to add additional covenants or to surrender any of our rights or powers under our indenture;

•	to add additional events of default;

•

to change, eliminate, or add any provision to our indenture; provided, however, if the change, elimination, or addition will adversely affect the interests of the holders of debt securities of any series in any material respect, such change, elimination, or addition will become effective only:

•	when the consent of the holders of debt securities of such series has been obtained in accordance with our indenture; or

•	when no debt securities of the affected series remain outstanding under our indenture;

•	to provide collateral security for all but not part of the debt securities;

•	to establish the form or terms of debt securities of any other series as permitted by our indenture;

•	to provide for the authentication and delivery of bearer securities and coupons attached thereto;

•	to evidence and provide for the acceptance of appointment of a successor trustee;

•	to provide for the procedures required for use of a noncertificated system of registration for the debt securities of all or any series;

•	to change any place where principal, premium, if any, and interest shall be payable, debt securities may be surrendered for registration of transfer or exchange and notices to us may be served; or

•

to cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under our indenture, provided that such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect.

The holders of at least a majority in aggregate principal amount of the debt securities of all series then outstanding may waive our compliance with certain restrictive provisions of our indenture. The holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default under our indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of our indenture that cannot be modified or be amended without the consent of the holder of each outstanding debt security of the series affected.

If the Trust Indenture Act of 1939 is amended after the date of our indenture in such a way as to require changes to our indenture, our indenture will be deemed to be amended so as to conform to such amendment of the Trust Indenture Act of 1939. We and the trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence such an amendment.

The consent of the holders of a majority in aggregate principal amount of the debt securities of all series then outstanding is required for all other modifications to our indenture. However, if less than all of the series of debt securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of all series that are directly affected will be required. No such amendment or modification may:

•

change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount of any debt security or its rate of interest or change the method of calculating such interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security, without the consent of the holder;

•

reduce the percentage in principal amount of the outstanding debt securities of any series whose consent is required for any supplemental indenture or any waiver of compliance with a provision of our indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the series; or

•

modify certain of the provisions of our indenture relating to supplemental indentures, waivers of certain covenants and waiver of past defaults with respect to the debt securities of any series, without the consent of the holder of each outstanding debt security affected thereby.

A supplemental indenture that changes our indenture solely for the benefit of one or more particular series of debt securities, or modifies the rights of the holders of debt securities of one or more series, will not affect the rights under our indenture of the holders of the debt securities of any other series.

Our indenture provides that debt securities owned by us or anyone else required to make payment on the debt securities shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent.

We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other act of the holders, but we shall have no obligation to do so. If a record date is fixed for that purpose, the request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding debt securities have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding debt securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder shall bind every future holder of the same debt securities and the holder of every debt security issued upon the registration of transfer of or in exchange of those debt securities. A transferee will be bound by acts of the trustee or us taken in reliance upon an act of holders whether or not notation of that action is made upon that debt security.

Notices

Notices to holders of debt securities will be given by mail to the addresses of the holders as they may appear in the security register for the debt securities.

Title

We, the trustee, and any agent of us or the trustee, may treat the person in whose name debt securities are registered as the absolute owner of those debt securities, whether or not those debt securities may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary.

Governing Law

Our indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

We will appoint the trustee under our indenture. A trustee may resign at any time by giving written notice to us or may be removed at any time by act of the holders of a majority in principal amount of all series of debt securities then outstanding delivered to the trustee and us. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee. So long as no event of default or event which, after notice or lapse of time, or both, would become an event of default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if we have delivered to the trustee a resolution of our board of directors appointing a successor trustee and that successor has accepted such appointment in accordance with the terms of our indenture, the trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with our indenture.

DESCRIPTION OF PREFERRED STOCK

General

The following description of our preferred stock is a summary and is qualified by reference to (1) our articles of incorporation and bylaws that have been previously filed with the SEC and are exhibits to the registration statement of which this prospectus is a part and (2) the applicable provisions of The Missouri General and Business Corporation Law.

Under our articles of incorporation, we are authorized to issue up to 1,480,000 shares of preferred stock, $25 par value per share. At June 30, 2013, no shares of preferred stock were issued and outstanding.

Description of Preferred Stock

Our articles of incorporation authorize our board of directors to approve the issuance of preferred stock in one or more series, without shareholder action. Our board can determine the rights, preferences and limitations of each series. Prior to the issuance of a series of preferred stock, our board will adopt resolutions creating and designating the series as a series of preferred stock. Our board of directors has the authority to determine or fix the following terms with respect to shares of any series of preferred stock:

•	the dividend rate, the dates of payment, and the date from which dividends will accumulate, if dividends are to be cumulative;

•	whether and upon what terms the shares will be redeemable;

•	whether and upon what terms the shares will have a sinking fund;

•	whether and upon what terms the shares will be convertible or exchangeable;

•	whether the shares will have voting rights and the terms thereof;

•	any amounts payable to the holders upon liquidation or dissolution, if any; and

•	any other preferences, qualifications, limitations, restrictions and special or relative rights.

These terms will be described in the prospectus supplement for any series of preferred stock that we offer. In addition, you should read the prospectus supplement relating to the particular series of the preferred stock offered thereby for specific terms, including:

•	the title of the series of preferred stock and the number of shares offered;

•	the initial public offering price at which we will issue the preferred stock;

•	any convertible feature of the series of preferred stock; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges and limitations and restrictions.

When we issue the preferred stock, the shares will be fully paid and non-assessable. This means that the full purchase price for the outstanding preferred stock will have been paid and the holder of such preferred stock will not be assessed any additional monies for such preferred stock. Unless the applicable prospectus supplement specifies otherwise:

•	each series of preferred stock will rank senior to our common stock and equally in all respects with the outstanding shares of each other series of preferred stock; and

•

the preferred stock will have no preemptive rights to subscribe for any additional securities that we may issue in the future. This means that the holder of preferred stock will have no right, as holder of preferred stock, to buy any portion of those issued securities.

BOOK-ENTRY SECURITIES

Unless otherwise specified in the applicable prospectus supplement, the securities offered by this prospectus will be issued to investors in the form of one or more book-entry certificates registered in the name of a depositary or a nominee of a depositary. Unless otherwise specified in the applicable prospectus supplement, the depositary will be The Depository Trust Company (“DTC”). We have been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the initial registered holder of all securities that are issued in book-entry form.

No person that acquires a beneficial interest in securities issued in book-entry form will be entitled to receive a certificate representing those securities, except as set forth in this prospectus or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders or beneficial owners of securities issued in book-entry form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders or beneficial owners will refer to payments and notices to DTC or Cede & Co., as the registered holder of such securities.

DTC has informed us that it is:

•	a limited-purpose trust company organized under New York banking laws;

•	a “banking organization” within the meaning of the New York banking laws;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the Securities Exchange Act.

DTC has also informed us that it was created to:

•	hold securities for “participants”; and

•

facilitate the computerized settlement of securities transactions among participants through computerized electronic book-entry changes in participants’ accounts, thereby eliminating the need for the physical movement of securities certificates.

Participants have accounts with DTC and include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Persons that are not participants or indirect participants but desire to buy, sell or otherwise transfer ownership of or interests in securities may do so only through participants and indirect participants. Under the book-entry system, beneficial owners may experience some delay in receiving payments as payments will be forwarded by our agent to Cede & Co., as nominee for DTC. These payments will be forwarded to DTC’s participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the applicable registrar, transfer agent, trustee or depositary as registered holders of the securities entitled to the benefits of the certificate, our mortgage, our indenture or any other instrument governing the securities, as the case may be. Beneficial owners that are not participants will be permitted to exercise their rights as an owner only indirectly through participants and, if applicable, indirect participants.

Under the current rules and regulations affecting DTC, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. Participants and indirect participants with whom beneficial owners of securities have accounts are also required by these rules to make book-entry transfers and receive and transmit such payments on behalf of their respective account holders.

Because DTC can act only on behalf of participants who, in turn, act only on behalf of other participants or indirect participants, and on behalf of certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in book-entry form to pledge those securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under our mortgage, our indenture or any other instrument governing the securities, as the case may be, only at the direction of one or more participants to whose accounts with DTC the securities are credited.

According to DTC, it has provided information with respect to DTC to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Unless otherwise specified in the applicable prospectus supplement, a book-entry security will be exchangeable for definitive securities registered in the names of persons other than DTC or its nominee only if:

•

DTC notifies us that it is unwilling or unable to continue as depositary for the book-entry security or DTC ceases to be a clearing agency registered under the Securities Exchange Act at a time when DTC is required to be so registered;

•	a completed default has occurred and is continuing under our mortgage or an event of default has occurred and is continuing under our indenture; or

•

we execute and deliver to the applicable registrar, transfer agent or trustee, as the case may be, an order complying with the requirements of our mortgage, our indenture or other instrument governing the book-entry security, as the case may be, that it will be so exchangeable.

Any book-entry security that is exchangeable in accordance with the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

If one of the events described in the immediately preceding paragraph occurs, DTC is generally required to notify all participants of the availability through DTC of definitive securities. Upon surrender by DTC of the book-entry security representing the securities and delivery of instructions for re-registration, the registrar, trustee or transfer agent, as the case may be, will reissue the securities as definitive securities. After reissuance of the securities, those persons will recognize the beneficial owners of such definitive securities as registered holders of securities.

Except as described above:

•	a book-entry security may not be transferred except as a whole book-entry security by or among DTC, a nominee of DTC and/or a successor depositary appointed by us; and

•

DTC may not sell, assign or otherwise transfer any beneficial interest in a book-entry security unless the beneficial interest is in an amount equal to an authorized denomination for the securities evidenced by the book-entry security.

None of us, any trustee, any registrar and transfer agent, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a book-entry security.

PLAN OF DISTRIBUTION

We may sell the offered securities through the solicitation of proposals of underwriters or dealers to purchase the offered securities, through underwriters or dealers on a negotiated basis, through agents or directly to a limited number of purchasers or to a single purchaser.

The prospectus supplement with respect to each offering of securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from their sale;

•	any underwriting discounts and commissions and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the offered securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters

If underwriters are used in the sale, they will acquire the offered securities for their own account and may resell them on one or more occasions in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of securities will be named in the prospectus supplement relating to such offering and, if an underwriting syndicate is used, the names of the managing underwriter or underwriters will be set forth on the cover of that prospectus supplement. Unless otherwise set forth in the prospectus supplement relating thereto, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the offered securities if any are purchased.

Dealers

If dealers are utilized in the sale of offered securities, we will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.

Agents

The offered securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best-efforts basis for the period of its appointment.

Direct Sales

The offered securities may be sold directly by us to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the applicable prospectus supplement.

Indemnification

Agents, dealers and underwriters and the persons who control them may be entitled under agreements with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which these agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Remarketing

The offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment under their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities they remarket. Remarketing firms may be entitled, under agreements that may be entered into with us, to indemnification or contribution by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions or perform services for us in the ordinary course of business.

No Assurance of Liquidity

The offered securities may or may not be listed on a national securities exchange. You should read the prospectus supplement for a discussion of this matter. We cannot assure you there will be a market for any of the offered securities.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Mark C. Darrell, who serves as Senior Vice President, General Counsel and Chief Compliance Officer of The Laclede Group, Inc., or Akin Gump Strauss Hauer & Feld LLP, New York, New York and for any underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Mr. Darrell is a salaried employee and earns stock-based compensation on The Laclede Group, Inc.’s common stock. Pursuant to various stock and employee benefit plans, Mr. Darrell is eligible to purchase and receive shares of The Laclede Group, Inc.’s common stock and to receive options to purchase shares of The Laclede Group, Inc.’s common stock. He does not own any Laclede Gas Company securities.

EXPERTS

The financial statements, and the related financial statement schedule for Laclede Gas Company, incorporated in this prospectus by reference from our Annual Report on Form 10-K, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon the authority of said firm as experts in auditing and accounting.

The financial statements of Missouri Gas Energy as of December 31, 2012 and 2011, and for the period from March 26, 2012 to December 31, 2012, the period from January 1, 2012 to March 25, 2012, and the years ended December 31, 2011 and 2010, incorporated by reference in this prospectus have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and sale of the securities being registered.

Filing Fee Securities and Exchange Commission Registration Statement		$24,955	*
*Accountants’ fee		*	*
*Printing costs		*	*
*Fees and Expenses of Trustees		*	*
*Legal Fees		*	*
*Rating Agencies’ Fees		*	*
*Miscellaneous expense (including blue sky expense)		*	*

Total Expenses	$	*	*

*	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrants are deferring payment of the registration fees associated with this registration statement, except for the registration fees applied in accordance with Rule 457(p) as described in footnote (2) to the Calculation of Registration Fee table. The balance of the registration fees will be paid at the time of any offering of securities under this registration statement after the applied fees have been used and therefore is not determinable.
**	Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of securities are not currently determinable. The estimate of such expenses in connection with securities to be offered and sold pursuant to this registration statement will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

The Laclede Group, Inc.:

The General and Business Corporation Law of Missouri provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. However, a corporation may not indemnify such a person against judgments and fines, and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that the person is fairly and reasonably entitled to indemnity for proper expenses.

Missouri law also provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in defense of any such action, suit, or proceeding or of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the action, suit, or proceeding.

The statute also provides that a corporation may provide additional indemnification to any person indemnifiable as described above, provided such additional indemnification is authorized by the corporation’s articles of incorporation or shareholder-approved bylaw or agreement, and provided further that no person shall be indemnified against conduct that was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

The Registrant’s articles of incorporation provide that it shall indemnify each of its directors and officers to the full extent permitted by the General and Business Corporation Law of Missouri and, in addition, shall indemnify each of them against all expenses incurred in connection with any claim by reason of the act that such director or officer is or was, serving the Registrant, or at its request, in any of the capacities referred to in the General and Business Corporation Law of Missouri, or arising out of such person’s status in any such capacity, provided that the Registrant shall not indemnify any person from or on account of such person’s conduct that was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct, or to the extent that such indemnification shall otherwise be finally adjudged to be prohibited by applicable law. The Registrant’s articles also allow it to indemnify any other person as permitted by The General and Business Corporation Law of Missouri.

The Registrant has also entered into indemnification agreements with each of its directors and officers that (1) provide for the indemnification of each such director and officer to the extent provided for by the Registrant’s articles of incorporation as described above and (2) state that the indemnification provided thereunder shall survive the elimination or modification of the Registrant’s articles of incorporation with respect to claims that have arisen prior to such elimination or modification.

The Registrant’s articles further provide that no present or former director shall be personally liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director other than (i) for any breach of the director’s duty of loyalty to the Registrant or its shareholders, (ii) for acts or omissions not in subjective good faith or that involve intentional misconduct or a knowing violation of law, (iii) for the payment of an illegal dividend as provided in Section 351.345 of The General and Business Corporation Law of Missouri, or (iv) for any transaction from which the director derived an improper personal benefit. To the extent that The General and Business Corporation Law of Missouri is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the full extent permitted by The General and Business Corporation Law of Missouri as so amended.

The Registrant has obtained insurance protecting the officers and directors against certain liabilities.

The rights of indemnification provided for above are not exclusive of any other rights of indemnification to which the persons seeking indemnification may be entitled under the Registrant’s articles of incorporation or bylaws or any agreement, vote of stockholders or disinterested directors, or otherwise.

Laclede Gas Company:

The General and Business Corporation Law of Missouri provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. However, a corporation may not indemnify such a person against judgments and fines, and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that the person is fairly and reasonably entitled to indemnity for proper expenses.

Missouri law also provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in defense of any such action, suit, or proceeding or of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the action, suit, or proceeding.

The statute also provides that a corporation may provide additional indemnification to any person indemnifiable as described above, provided such additional indemnification is authorized by the corporation’s articles of incorporation or shareholder-approved bylaw or agreement, and provided further that no person shall be indemnified against conduct that was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

The Registrant’s articles of incorporation provide that it shall indemnify each of its directors and officers to the full extent permitted by the General and Business Corporation Law of Missouri and, in addition, shall indemnify each of them against all expenses incurred in connection with any claim by reason of the act that such director or officer is or was, serving the Registrant, or at its request, in any of the capacities referred to in the General and Business Corporation Law of Missouri, or arising out of such person’s status in any such capacity, provided that the Registrant shall not indemnify any person from or on account of such person’s conduct that was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct, or to the extent that such indemnification shall otherwise be finally adjudged to be prohibited by applicable law.

The Registrant has also entered into indemnification agreements with each of its directors and officers that (1) provide for the indemnification of each such director and officer to the extent provided for by the Registrant’s articles of incorporation as described above and (2) state that the indemnification provided thereunder shall survive the elimination or modification of the Registrant’s articles of incorporation with respect to claims that have arisen prior to such elimination or modification.

The Registrant has obtained insurance protecting the officers and directors against certain liabilities.

The rights of indemnification provided for above are not exclusive of any other rights of indemnification to which the persons seeking indemnification may be entitled under the Registrant’s articles of incorporation or bylaws or any agreement, vote of stockholders or disinterested directors, or otherwise.

Item 16. List of Exhibits

1**	Underwriting and Distribution Agreements.

3.1*	Articles of Incorporation, as amended, of The Laclede Group, Inc. filed as Exhibit 3.1 to The Laclede Group, Inc.’s Form 8-K filed January 26, 2006 (File No. 1-16681).

3.2*	Restated Articles of Incorporation of Laclede Gas Company, as amended March 1, 2010; filed as Exhibit 3.1 to Laclede Gas Company’s Form 10-Q for the quarter ended December 31, 2010 (File No. 1-1822).

3.3*	Bylaws, as amended, of The Laclede Group, Inc. filed as Exhibit 3.2 to The Laclede Group, Inc.’s Form 10-Q for the quarter ended March 31, 2012 (File No. 1-16681).

3.4*	Bylaws of Laclede Gas Company; filed as Exhibit 3.4 to Laclede Gas Company’s Form 8-K on May 29, 2002 (File No. 1-1822).

4.1*	Form of Indenture of The Laclede Group, Inc. relating to senior debt, filed as Exhibit 4.10 to its registration statement on Form S-3 (File No. 333-86722).

4.2*	Indenture dated December 16, 2002 between The Laclede Group, Inc. and The Bank of New York relating to subordinated debt, filed as Exhibit 4 to The Laclede Group, Inc.’s Form 8-K dated December 16, 2002 (File No. 1-16681).

4.3**	Form of Purchase Contract Agreement.

4.4*	Mortgage and Deed of Trust, dated as of February 1, 1945; filed as Exhibit 7-A to Registration Statement No. 2-5586 (File No. 1-1822).

4.5*	Fourteenth Supplemental Indenture, dated as of October 26, 1976; filed on June 26, 1979 as Exhibit b-4 to Registration Statement No. 2-64857 (File No. 1-1822).

4.6*	Twenty-Third Supplemental Indenture, dated as of October 15, 1997; filed on November 6, 1997 as Exhibit 4.01 to Laclede Gas Company’s Form 8-K (File No. 1-1822).

4.7*	Twenty-Fourth Supplemental Indenture, dated as of June 1, 1999; filed on June 4, 1999 as Exhibit 4.01 to Laclede Gas Company’s Form 8-K (File No. 1-1822).

4.8*	Twenty-Fifth Supplemental Indenture, dated as of September 15, 2000; filed on September 21, 2000 as Exhibit 4.01 to Laclede Gas Company’s Form 8-K (File No. 1-1822).

4.9*	Twenty-Seventh Supplemental Indenture, dated as of April 15, 2004; filed on April 28, 2004 as Exhibit 4.01 to Laclede Gas Company’s Form 8-K (File No. 1-1822).

4.10*	Twenty-Eighth Supplemental Indenture, dated as of April 15, 2004; filed on April 28, 2004 as Exhibit 4.02 to Laclede Gas Company’s Form 8-K (File No. 1-1822).

4.11*	Twenty-Ninth Supplemental Indenture, dated as of June 1, 2006; filed on June 9, 2006 as Exhibit 4.1 to Laclede Gas Company’s Form 8-K (File No. 1-1822).

4.12*	Thirtieth Supplemental Indenture, dated as of September 15, 2008; filed on September 23, 2008 as Exhibit 4.1 to Laclede Gas Company’s Form 8-K (File No. 1-1822).

4.13*	Thirty-First Supplemental Indenture, dated as of March 15, 2013; filed as Exhibit 4.1 to the Laclede Gas Company’s Form 10-Q for the quarter ended March 31, 2013 (File No. 1-1822).

4.14	Form of additional Supplemental Indenture(s) for the first mortgage bonds.

4.15*	Form of Indenture for the Unsecured Debt Securities filed as Exhibit 4.12 to Laclede Gas Company’s registration statement on Form S-3 on March 20, 2007 (File No. 333-141439).

5.1	Opinions of Mark C. Darrell.

5.2	Opinions of Akin Gump Strauss Hauer & Feld LLP

12.1*	Ratio of Earnings to Fixed Charges, filed as Exhibit 12 to The Laclede Group, Inc.’s Form 10-Q for the quarter ended June 30, 2013 (File No. 1-16681).

12.2*	Ratio of Earnings to Fixed Charges, filed as Exhibit 12 to Laclede Gas Company’s Form 10-Q for the quarter ended June 30, 2013 (File No. 1-1822).

23.1	Consents of Mark C. Darrell (included in Exhibit 5.1 herewith).

23.2	Consents of Akin Gump (included in Exhibit 5.2 herewith).

23.3	Consents of Deloitte & Touche LLP.

23.4	Consent of Grant Thornton LLP.

24.1	Power of Attorney for The Laclede Group, Inc.

24.2	Power of Attorney for Laclede Gas Company.

25.1**	Form T-1, Statement of Eligibility of the trustee for the Senior Debt Securities of The Laclede Group, Inc.

25.2**	Form T-1, Statement of Eligibility of the trustee for the Subordinated Debt Securities of The Laclede Group, Inc.

25.3**	Form T-1, Statement of Eligibility of the purchase contract agent for the Stock Purchase Contracts of The Laclede Group, Inc.

25.4	Form T-1, Statement of Eligibility of UMB Bank & Trust, n.a., as trustee for the First Mortgage Bonds of Laclede Gas Company.

25.5**	Form T-1, Statement of Eligibility of trustee for the Unsecured Debt Securities of Laclede Gas Company.

*	Incorporated by reference.
**	To be filed by amendment or incorporated by reference in connection with the offering of securities.

Item 17. Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of trustees to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, and State of Missouri, on August 6, 2013.

THE LACLEDE GROUP, INC.

By	/s/ Steven P. Rasche
Steven P. Rasche
Senior Vice President,
Finance and Accounting

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*
(S. Sitherwood)	Director, President and Chief Executive Officer (Principal Executive Officer)	August 6, 2013

*
(M.D. Waltermire)	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	August 6, 2013

/s/ Steven P. Rasche
(Steven P. Rasche)	Senior Vice President, Finance and Accounting (Principal Accounting Officer)	August 6, 2013

*
(William E. Nasser)	Chairman of the Board	August 6, 2013

*
(Arnold W. Donald)	Director	August 6, 2013

*
(Edward L. Glotzbach)	Director	August 6, 2013

*
(Anthony V. Leness)	Director	August 6, 2013

*
(Stephen Maritz)	Director	August 6, 2013

*
(Brenda D. Newberry)	Director	August 6, 2013

*
(John P. Stupp, Jr.)	Director	August 6, 2013

*
(Mary Ann Van Lokeren)	Director	August 6, 2013

*By:	/s/ M. C. Kullman
M. C. Kullman
As Attorney-in-Fact for each of the persons indicated

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, and State of Missouri, on August 6, 2013.

LACLEDE GAS COMPANY

By	/s/ Steven P. Rasche
Steven P. Rasche
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*
(S. Sitherwood)	Chairman and Chief Executive Officer (Principal Executive Officer)	August 6, 2013

*
(S. L. Lindsey)	President and Director	August 6, 2013

*
(M. D. Waltermire)	Executive Vice President and Director	August 6, 2013

/s/ Steven P. Rasche
(Steven P. Rasche)	Chief Financial Officer (Principal Financial and Accounting Officer)	August 6, 2013

*By:	/s/ M. C. Kullman
M. C. Kullman
As Attorney-in-Fact for each of the persons indicated

INDEX TO EXHIBITS

Exhibit Number	Exhibit
1**	Underwriting and Distribution Agreements.

3.1*	Articles of Incorporation, as amended, of The Laclede Group, Inc. filed as Exhibit 3.1 to The Laclede Group, Inc.’s Form 8-K filed January 26, 2006 (File No. 1-16681).

3.2*	Restated Articles of Incorporation of Laclede Gas Company, as amended March 1, 2010; filed as Exhibit 3.1 to Laclede Gas Company’s Form 10-Q for the quarter ended December 31, 2010 (File No. 1-1822).

3.3*	Bylaws, as amended, of The Laclede Group, Inc. filed as Exhibit 3.2 to The Laclede Group, Inc.’s Form 10-Q for the quarter ended March 31, 2012 (File No. 1-16681).

3.4*	Bylaws of Laclede Gas Company; filed as Exhibit 3.4 to Laclede Gas Company’s Form 8-K on May 29, 2002 (File No. 1-1822).

4.1*	Form of Indenture of The Laclede Group, Inc. relating to senior debt, filed as Exhibit 4.10 to its registration statement on Form S-3 (File No. 333-86722).

4.2*	Indenture dated December 16, 2002 between The Laclede Group, Inc. and The Bank of New York relating to subordinated debt, filed as Exhibit 4 to The Laclede Group, Inc.’s Form 8-K dated December 16, 2002 (File No. 1-16681).

4.3**	Form of Purchase Contract Agreement.

4.4*	Mortgage and Deed of Trust, dated as of February 1, 1945; filed as Exhibit 7-A to Registration Statement No. 2-5586 (File No. 1-1822).

4.5*	Fourteenth Supplemental Indenture, dated as of October 26, 1976; filed on June 26, 1979 as Exhibit b-4 to Registration Statement No. 2-64857 (File No. 1-1822).

4.6*	Twenty-Third Supplemental Indenture, dated as of October 15, 1997; filed on November 6, 1997 as Exhibit 4.01 to Laclede Gas Company’s Form 8-K (File No. 1-1822).

4.7*	Twenty-Fourth Supplemental Indenture, dated as of June 1, 1999; filed on June 4, 1999 as Exhibit 4.01 to Laclede Gas Company’s Form 8-K (File No. 1-1822).

4.8*	Twenty-Fifth Supplemental Indenture, dated as of September 15, 2000; filed on September 21, 2000 as Exhibit 4.01 to Laclede Gas Company’s Form 8-K (File No. 1-1822).

4.9*	Twenty-Seventh Supplemental Indenture, dated as of April 15, 2004; filed on April 28, 2004 as Exhibit 4.01 to Laclede Gas Company’s Form 8-K (File No. 1-1822).

4.10*	Twenty-Eighth Supplemental Indenture, dated as of April 15, 2004; filed on April 28, 2004 as Exhibit 4.02 to Laclede Gas Company’s Form 8-K (File No. 1-1822).

4.11*	Twenty-Ninth Supplemental Indenture, dated as of June 1, 2006; filed on June 9, 2006 as Exhibit 4.1 to Laclede Gas Company’s Form 8-K (File No. 1-1822).

4.12*	Thirtieth Supplemental Indenture, dated as of September 15, 2008; filed on September 23, 2008 as Exhibit 4.1 to Laclede Gas Company’s Form 8-K (File No. 1-1822).

4.13*	Thirty-First Supplemental Indenture, dated as of March 15, 2013; filed as Exhibit 4.1 to the Laclede Gas Company’s Form 10-Q for the quarter ended March 31, 2013 (File No. 1-1822).

4.14	Form of additional Supplemental Indenture(s) for the first mortgage bonds.

4.15*	Form of Indenture for the Unsecured Debt Securities filed as Exhibit 4.12 to Laclede Gas Company’s registration statement on Form S-3 on March 20, 2007 (File No. 333-141439).

5.1	Opinions of Mark C. Darrell.

5.2	Opinions of Akin Gump Strauss Hauer & Feld LLP

12.1*	Ratio of Earnings to Fixed Charges, filed as Exhibit 12 to The Laclede Group, Inc.’s Form 10-Q for the quarter ended June 30, 2013 (File No. 1-16681).

12.2*	Ratio of Earnings to Fixed Charges, filed as Exhibit 12 to Laclede Gas Company’s Form 10-Q for the quarter ended June 30, 2013 (File No. 1-1822).

23.1	Consents of Mark C. Darrell (included in Exhibit 5.1 herewith).

23.2	Consents of Akin Gump (included in Exhibit 5.2 herewith).

23.3	Consents of Deloitte & Touche LLP.

23.4	Consent of Grant Thornton LLP.

24.1	Power of Attorney for The Laclede Group, Inc.

24.2	Power of Attorney for Laclede Gas Company.

25.1**	Form T-1, Statement of Eligibility of the trustee for the Senior Debt Securities of The Laclede Group, Inc.

25.2**	Form T-1, Statement of Eligibility of the trustee for the Subordinated Debt Securities of The Laclede Group, Inc.

25.3**	Form T-1, Statement of Eligibility of the purchase contract agent for the Stock Purchase Contracts of The Laclede Group, Inc.

25.4	Form T-1, Statement of Eligibility of UMB Bank & Trust, n.a., as trustee for the First Mortgage Bonds of Laclede Gas Company.

25.5**	Form T-1, Statement of Eligibility of trustee for the Unsecured Debt Securities of Laclede Gas Company.

*	Incorporated by reference.
**	To be filed by amendment or incorporated by reference in connection with the offering of securities.